UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CS DISCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

From the Independent Members of CS Disco, Inc.’s Board of Directors

Dear Stockholder:

As we approach our first annual stockholder meeting as a public company, we have great optimism for the future of CS Disco, Inc. as we continue to implement our mission of using technology to strengthen the rule of law. Since our founding, we have achieved significant growth while assembling a team that combines strength in software engineering, cloud computing and AI, with deep legal expertise and a rich understanding of the problems that lawyers and legal professionals face and how they work. We are proud of what the company has achieved and the significant value that has been created for all of our stockholders to date.

Going forward, we intend to continue to take advantage of enduring trends around software, regulation and data to continue to build a comprehensive legal technology platform that is transforming the way the $767 billion legal services market works. We believe the company, which is targeting growth opportunities across products, markets and geographies, is in the early stages of realizing its full potential in this large market. We believe the company has an opportunity to play a significant role in this market transformation over the next decade given its current trajectory of success under the leadership of Kiwi Camara, our Co-founder and Chief Executive Officer. To keep moving forward on this path, we believe Kiwi must have the right incentives in place to lead us there.

We have created a new ten-year performance award for Kiwi that incentivizes him to not only continue to lead the company over the long term, but also to realize significant value for our stockholders. We refer to this award in the attached proxy statement as the “CEO Performance Award”. This is an equity award that recognizes the large potential that we believe could be achievable over a decade under Kiwi’s leadership. The CEO Performance Award consists of stock options that vest only if our stock price reaches very ambitious milestones, which means that Kiwi will receive compensation from it only if our common stock performs extremely well. You will find more details about it in the attached proxy statement. Kiwi will not receive any new equity awards during the duration of the CEO Performance Award.

In crafting this award, we took into account Kiwi’s existing stock ownership levels and our strong belief that the best outcome for our stockholders is for Kiwi to continue leading the company over the long term. We created the award after a deliberate review process, in which we received advice from a leading independent compensation consultant, as well as discussions with Kiwi, who otherwise recused himself from the board of directors’ deliberative process.

We are seeking stockholder approval for the CEO Performance Award. If the stockholders do not approve the award, it will expire and be of no further force or effect. If you are a stockholder of record or beneficial owner of CS Disco, Inc. common stock as of May 23, 2022, the record date for the 2022 annual meeting of stockholders, you will be entitled to vote your shares on this matter.

We recommend that you vote “FOR” the proposed CEO Performance Award to Kiwi Camara.

Sincerely,

Krishna Srinivasan (Chair of the Board of Directors)

Scott Hill (Chair of the Compensation Committee of the Board of Directors)

Tyson Baber

Susan L. Blount

Colette Pierce Burnette, Ed.D.

Aaron Clark

Robert P. Goodman

James Offerdahl

CS Disco, Inc.

3700 N. Capital of Texas Hwy., Suite 150

Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 12, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CS Disco, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast available via registration at www.proxydocs.com/LAW, originating from Austin, Texas, on Tuesday, July 12, 2022 at 11:00 a.m., Central Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. In order to attend, you must register in advance at www.proxydocs.com/LAW prior to the deadline of July 11, 2022 at 5:00 p.m., Central Time. We recommend that you log in a few minutes before 11:00 a.m., Central Time, on July 12, 2022 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect three Class I directors: Kiwi Camara, Tyson Baber and Robert P. Goodman, each to hold office until our Annual Meeting of Stockholders in 2025.

2.	To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	To approve the grant of a stock option (the “CEO Performance Award”) to Kiwi Camara, our Co-Founder and Chief Executive Officer.

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Please note that Mr. Camara will recuse himself from attending any forum at which decisions regarding the CEO Performance Award are made, at both the board and stockholder levels. Accordingly, Mr. Camara will not be present at the Annual Meeting, including the questions and answers session to take place in connection with the Annual Meeting.

This year’s Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/LAW and registering prior to the deadline of 5:00 p.m., Central Time, on July 11, 2022 and entering the Control Number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.

The record date for the Annual Meeting is May 23, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael S. Lafair

Chief Financial Officer

Austin, Texas

May 31, 2022

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

CS Disco, Inc.

3700 N. Capital of Texas Hwy., Suite 150

Austin, Texas 78746

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 12, 2022

Our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of CS Disco, Inc., a Delaware corporation, to be held virtually, via live webcast, available via registration at www.proxydocs.com/LAW, originating from Austin, Texas, on Tuesday, July 12, 2022 at 11:00 a.m., Central Time, and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), to our stockholders primarily via the internet. On or about May 31, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

Only stockholders of record at the close of business on May 23, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 58,634,907 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting by emailing us at proxy@csdisco.com. The stockholder list will also be available online during the Annual Meeting. Please see the instructions on how to attend the Annual Meeting at www.proxydocs.com/LAW and on page 2 of this proxy statement.

In this proxy statement, we refer to CS Disco, Inc. as “CS Disco,” “DISCO,” “we” or “us” and the board of directors of CS Disco as “our board of directors” or “the board.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2021, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing proxy@csdisco.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 31, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after ten calendar days have passed since our first mailing of the Notice.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering prior to the Annual Meeting at www.proxydocs.com/LAW. The Annual Meeting will start at 11:00 a.m., Central Time, on Tuesday, July 12, 2022. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to attend, you must register in advance at www.proxydocs.com/LAW prior to the deadline of July 11, 2022 at 5:00 p.m., Central Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. In order to register for the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a holder of record of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.proxydocs.com/LAW. We recommend that you log in a few minutes before 11:00 a.m., Central Time, on July 12, 2022, to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may do so through the meeting platform. You can access the meeting platform by registering for the Annual Meeting at www.proxydocs.com/LAW. After registration is complete, you will receive the meeting platform link one hour prior to the start of the meeting.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find our rules of conduct for the Annual Meeting posted when you log into the platform prior to the start of the Annual Meeting. These rules of conduct will include the following guidelines:

•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•	Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

•	No audio or video recordings of the Annual Meeting are permitted.

Please note that Mr. Camara will recuse himself from attending any forum at which decisions regarding the CEO Performance Award (as defined below) are made, at both the board and stockholder levels. Accordingly, Mr. Camara will not be present at the Annual Meeting, including the questions and answers session to take place in connection with the Annual Meeting.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided in your email prior to the start of the stockholder meeting.

Will a list of record stockholders as of the Record Date be available?

A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting on the meeting platform. You can access the meeting platform by registering for the Annual Meeting at www.proxydocs.com/LAW. After registration is complete, you will receive the meeting platform link one hour prior to the start of the meeting. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for a legally valid purpose by emailing us at proxy@csdisco.com.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at ir.csdisco.com and will remain for at least one year.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 58,634,907 shares of common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How many votes do I have?

Each holder of our common stock will have one vote per share of common stock held as of the Record Date.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal 1: Election of three Class I directors: Kiwi Camara, Tyson Baber and Robert P. Goodman, each to hold office until our Annual Meeting of Stockholders in 2025;

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Proposal 2: Ratification of selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	Proposal 3: Approval of the grant of a stock option (the “CEO Performance Award”) to Kiwi Camara, our Co-Founder and Chief Executive Officer.

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.proxydocs.com/LAW, starting at 11:00 a.m., Central Time, on Tuesday, July 12, 2022. The webcast will open 15 minutes before the start of the Annual Meeting.

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To vote in advance of the Annual Meeting through the internet, go to www.proxypush.com/LAW to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. In order to be counted, your internet vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on July 12, 2022.

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To vote in advance of the Annual Meeting by telephone, dial 1-866-925-4002 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. In order to be counted, your telephone vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on July 12, 2022.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. Proxy cards submitted by mail must be received no later than by 11:00 a.m., Central Time, on Tuesday, July 12, 2022 in order to be voted at the Annual Meeting.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You may access and vote at the Annual Meeting by logging in with your Control Number on your voting instruction form at www.proxydocs.com/LAW. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director; “FOR” the ratification of the selection of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and “FOR” the approval of the CEO Performance Award. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 or Proposal 3 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Can I change my vote after submitting my proxy?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.

•	Send a timely written notice that you are revoking your proxy via email at proxy@csdisco.com.

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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect three Class I directors, votes “FOR,” “WITHHOLD” and broker non-votes; for the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm votes “FOR”, “AGAINST” and abstentions; and for the proposal to approve the CEO Performance Award, votes “FOR”, “AGAINST” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Abstentions on Proposal 2 and Proposal 3 (whether under the NYSE/Bylaws Standard or the Disinterested Standard (each as defined below)) will have no effect and will not be counted towards the vote total for this proposal.

How many votes are needed to approve each proposal?

With respect to the election of three Class I directors, the three nominees receiving the most “FOR” votes from the holders of shares of common stock present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

With respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, Ernst & Young LLP must receive “FOR” votes from the holders of shares representing a majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes).

With respect to the approval of the CEO Performance Award, each of the following votes of our stockholders will be required:

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The majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes, pursuant to our amended and restated bylaws) (the “NYSE/Bylaws Standard”); and

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The majority of the voting power of the outstanding shares of common stock not owned, directly or indirectly, by Kiwi Camara and present virtually or represented by proxy and voting affirmatively or negatively (the “Disinterested Standard”).

If you are the stockholder of record and you fail to vote, or if you vote to abstain, it will have no effect on the CEO Performance Award, assuming a quorum is present, under the NYSE/Bylaws Standard or the Disinterested Standard. If you are a beneficial owner and you fail to provide the organization that is the stockholder of record for your shares with voting instructions, or if you instruct the organization to vote your shares to abstain from voting, it will have no effect on the CEO Performance Award under the NYSE/Bylaws Standard or the Disinterested Standard.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 58,634,907 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We have retained Alliance Advisors, LLC (“Alliance”) to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers and other, similar organizations representing beneficial owners of our common stock. In connection with its services, we have agreed to pay Alliance a customary fee of approximately $25,000 plus out-of-pocket expenses.

In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 31, 2023, to our Secretary at 3700 N. Capital of Texas Hwy., Suite 150, Austin, Texas 78746, Attention: Secretary.

Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on April 13, 2023 nor earlier than the close of business on March 14, 2023. However, if the date of our 2023 Annual Meeting of Stockholders is not held between June 12, 2023 and August 11, 2023, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and (B) not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of nine members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.

Our directors are divided into the three classes as follows:

•	Class I directors: Kiwi Camara, Tyson Baber and Robert P. Goodman, whose terms will expire at the upcoming Annual Meeting;

•	Class II directors: Colette Pierce Burnette, Ed.D., Aaron Clark and James Offerdahl, whose terms will expire at the Annual Meeting of Stockholders to be held in 2023; and

•	Class III directors: Susan L. Blount, Scott Hill and Krishna Srinivasan, whose terms will expire at the Annual Meeting of Stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of DISCO.

Each of Messrs. Camara, Baber and Goodman is currently a member of our board of directors, was previously elected by the stockholders and has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2025 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who possess relevant expertise and experience upon which to be able to offer advice and guidance to management, have sufficient time to devote to the affairs of DISCO, demonstrate excellence in his or her field, have the ability to exercise sound business judgment, have experience as a board member or executive officer of another publicly held company, and have the commitment to rigorously represent the long-term interests of our stockholders. To provide a mix of experience and perspective on the board, the committee also takes into account diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identify), skills and such other factors that it deems appropriate to maintain a balance of knowledge, experience and capability on the board. The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class I nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position
Class I director nominees for election at the 2022 Annual Meeting of Stockholders
Kiwi Camara	37	Co-Founder, Chief Executive Officer and Director
Tyson Baber	43	Director
Robert P. Goodman	61	Director

Class II directors continuing in office until the 2023 Annual Meeting of Stockholders
Colette Pierce Burnette, Ed.D.	64	Director
Aaron Clark	40	Director
James Offerdahl	65	Director

Class III directors continuing in office until the 2024 Annual Meeting of Stockholders
Susan L. Blount	64	Director
Scott Hill	54	Director
Krishna Srinivasan	49	Chair of the Board of Directors and Director

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Election at the 2022 Annual Meeting of Stockholders

Kiwi Camara co-founded our company in December 2013 and has served as our Chief Executive Officer and a member of our board of directors since that time. Mr. Camara holds a B.S. from Hawaii Pacific University and a J.D. from Harvard Law School. We believe that Mr. Camara is qualified to serve on our board of directors due to his experience building and leading our business and his insight into corporate matters as our Chief Executive Officer.

Tyson Baber has served as a member of our board of directors since January 2019. Mr. Baber is a Lead Investor at Georgian Partners, a position he has held since September 2014. Prior to such time, Mr. Baber was an M&A Business Development Executive at IBM. Mr. Baber currently serves on the boards of directors of various portfolio companies of Georgian Partners. Mr. Baber holds an M.B.A. in international business from the University of North Carolina Kenan-Flagler Business School and a J.D. from the University of North Carolina School of Law. We believe that Mr. Baber is qualified to serve as a member of our board of directors because of his extensive experience with technology companies in our industry and his service on various private company boards.

Robert P. Goodman has served as a member of our board of directors since November 2014. Mr. Goodman is a Partner at Bessemer Venture Partners, a venture capital firm which he joined in 1998. Bessemer Venture Partners VIII L.P. and Bessemer Venture Partners VIII Institutional L.P. are affiliated investment funds of Bessemer Venture Partners. Prior to joining Bessemer Venture Partners, Mr. Goodman founded and served as the Chief Executive Officer of three privately held telecommunications companies. Since February 2017, Mr. Goodman has served on the board of directors of ACV Auctions Inc. and he previously served on the board of directors of Blue Apron Holdings from November 2015 to December 2019. Additionally, Mr. Goodman is or has been a member of the boards of directors of numerous other portfolio companies of Bessemer Venture Partners in the areas of software, mobile and business-to-business marketplace. Mr. Goodman holds a B.A. in Latin American studies from Brown University and an M.B.A. from Columbia University. We believe that Mr. Goodman is qualified to serve as a member of our board of directors due to his experience in working with entrepreneurial companies, particularly technology companies, and his experience as a director of both public and private companies.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Colette Pierce Burnette, Ed.D. has served as a member of our board of directors since April 2021. Dr. Burnette is the President of Huston-Tillotson University in Austin, Texas, a position she has held since July 2015. Dr. Burnette previously served as interim President at Pierce College in Puyallup, Washington, as well as serving in several roles at Central State University in Wilberforce, Ohio, last serving as its Vice President for Administration and Chief Financial Officer. Dr. Burnette is a leader of the Austin community, serving as co-chair of the Mayor of Austin’s Task Force on Institutional Racism and Systemic Inequities, Board Chair of Leadership Austin and Treasurer of the Independent Colleges and Universities of Texas, along with several other local boards and committees. Dr. Burnette holds a B.S. in industrial and systems engineering from The Ohio State University, an M.S. in administration from Georgia College and State University and an Ed.D. from the University of Pennsylvania. Dr. Burnette is also a graduate of the Harvard University Graduate School of Education’s Management Development Program. We believe that Dr. Burnette is qualified to serve as a member of our board of directors because of her extensive leadership experience in the education sector and her demonstrated commitment to public service.

Aaron Clark has served as a member of our board of directors since August 2016. Mr. Clark is a Managing Director of The Stephens Group, LLC, where he has been employed since its founding in 2006. Mr. Clark previously served on the board of directors of Bear State Financial, Inc., serving from 2011 until the company’s acquisition in 2018. In addition, Mr. Clark currently serves on the boards of directors of various portfolio companies of The Stephens Group, LLC. Mr. Clark holds a B.S. in finance from the University of Arkansas at Fayetteville. We believe that Mr. Clark is qualified to serve as a member of our board of directors because of his extensive experience with technology companies in our industry, his service on private company boards and the historical knowledge and continuity he brings to our board of directors.

James Offerdahl has served as a member of our board of directors since August 2018. Mr. Offerdahl served as the Chief Financial Officer of Bazaarvoice, Inc. from January 2013 until its acquisition in February 2018. Prior to this, he served as the Chief Financial Officer and Vice President of Administration of Convio, Inc. from February 2005 until its acquisition in May 2012. Earlier in his career, Mr. Offerdahl held executive level positions at various other companies, including as Chief Executive Officer of Traq-Wireless, Inc., Chief Operating Officer and Chief Financial Officer of Pervasive Software, Inc. and Chief Financial Officer of Tivoli Systems, Inc. Since January 2011, Mr. Offerdahl has served on the board of directors of Q2 Holdings, Inc., where he also serves as chair of the company’s audit committee. He also serves and has served on the boards of directors of several private companies. Mr. Offerdahl holds a B.S. in accounting from Illinois State University and an M.B.A. in management and finance from the University of Texas at Austin. We believe that Mr. Offerdahl is qualified to serve as a member of our board of directors because of his financial expertise and his extensive experience as an executive and director of various public and private companies.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Susan L. Blount has served as a member of our board of directors since April 2021. Ms. Blount served as General Counsel of Prudential Financial, Inc., as Senior and then Executive Vice President from 2005 to 2015. She currently serves as an adjunct professor at the University of Texas School of Law, a position she has held since January 2016. Since January 2019, Ms. Blount has served on the board of directors of Cavco Industries Inc. Ms. Blount is a founding member of the Center for Women in Law at the University of Texas School of Law, where she also served as Interim Executive Director from March 2019 to January 2020. Ms. Blount holds a B.A. in history from the University of Texas at Austin and a J.D. from the University of Texas School of Law. We believe that Ms. Blount is qualified to serve as a member of our board of directors because of her significant experience in public company strategy, legal and risk management.

Scott Hill has served as a member of our board of directors since June 2021. Mr. Hill is currently an advisor to the Chief Executive Officer and previously served as the Chief Financial Officer of Intercontinental Exchange, Inc. from May 2007 to May 2021. Before that, Mr. Hill was an international finance executive for International Business Machines Corporation from 1991 to 2007. Mr. Hill currently serves on the board of directors of VVC Exploration Corporation, a position he has held since August 2017. Mr. Hill earned his B.B.A in finance from the University of Texas at Austin and his M.B.A. from New York University. We believe that Mr. Hill is qualified to serve as a member of our board of directors because of his financial expertise and his extensive management experience.

Krishna Srinivasan has served as a member of our board of directors since December 2013 and as chair of the board of directors since May 2021. Mr. Srinivasan is a Founding Partner of LiveOak Venture Partners, which he co-founded in January 2012. Prior to founding LiveOak Venture Partners, Mr. Srinivasan was a Partner at Austin Ventures from 2000 to 2010. Earlier in his career, he also worked at Motorola and SEMATECH. Mr. Srinivasan is or has been a member of the board of directors of numerous other portfolio companies of LiveOak Venture Partners in the technology space. Mr. Srinivasan is also Chairman of the Board for The Miracle Foundation, a global non-profit organization that utilizes technology and proprietary best-practices to help orphans and vulnerable children achieve their full potential. Mr. Srinivasan holds a B.Tech. in mechanical engineering from the Indian Institute of Technology, a M.S. in operations research from the University of Texas at Austin and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Mr. Srinivasan is qualified to serve as a member of our board of directors because of his extensive experience with technology companies in our industry and his service on numerous private company boards.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Our Board of Directors

Our common stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and DISCO, our senior management and our independent auditors, our board of directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Baber, Ms. Blount, Dr. Burnette, Mr. Clark, Mr. Goodman, Mr. Hill, Mr. Offerdahl and Mr. Srinivasan. In making those independence determinations, our board of directors took into account certain relationships and transactions that occurred in the ordinary course of business between DISCO and entities with which some of our directors are or have been affiliated. Mr. Camara is not independent by virtue of his employment as our Chief Executive Officer.

Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the applicable NYSE rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership Structure

Our board of directors has an independent chair, Mr. Srinivasan. The primary responsibilities of the chair of our board of directors are to: work with our Chief Executive Officer, Mr. Camara, to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board of directors and Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time. Accordingly, Mr. Srinivasan has substantial ability to shape the work of our board of directors.

We believe that the separation of the positions of board chair and chief executive officer reinforces the independence of the board in its oversight of the business and affairs of DISCO. In addition, we believe that having an independent board chair creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of DISCO and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. For example, our board of directors has been closely monitoring the ongoing COVID-19 pandemic, its potential effects on our business, and risk mitigation strategies.

While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit committee monitors our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, our audit committee oversees risks associated with information security, cybersecurity and data privacy, and regularly reviews with management our data security programs and assessment, management and mitigation of such risk. Further, our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our corporate governance guidelines.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

Meetings of the Board of Directors and its Committees

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met seven times during the fiscal year ended December 31, 2021. With respect to the committees of our board of directors, the audit committee met six times during the fiscal year ended December 31, 2021, the compensation committee met three times and the nominating and corporate governance committee met one time. During the fiscal year ended December 31, 2021, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders.

As required under applicable NYSE listing standards, during the fiscal year ended December 31, 2021, our non-management directors met two times in regularly scheduled executive sessions at which only non-management directors were present. The chairs of the audit committee, the compensation committee and the nominating and corporate governance committee alternated presiding over the executive sessions.

Information Regarding Committees of the Board of Directors

Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at ir.csdisco.com.

The following table provides membership information for each of the standing committees of our board of directors:

Name	Audit		Compensation		Nominating and Corporate Governance
Kiwi Camara
Tyson Baber	X
Susan L. Blount	X				X	*
Colette Pierce Burnette, Ed.D.					X
Aaron Clark					X
Robert P. Goodman			X
Scott Hill	X		X	*
James Offerdahl	X	*
Krishna Srinivasan			X		X

*	Committee Chairperson

Our board of directors has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each standing committee of our board of directors:

Audit Committee

Our audit committee consists of Mr. Baber, Ms. Blount, Mr. Hill and Mr. Offerdahl. Our board of directors has determined that each member of our audit committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chair of our audit committee is Mr. Offerdahl, who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	helping our board of directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our annual audited and quarterly financial statements and the related disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•	overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC.

CS Disco, Inc. Audit Committee

James Offerdahl, Chair

Tyson Baber

Susan L. Blount

Scott Hill

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of CS Disco under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee consists of Mr. Hill, Mr. Goodman and Mr. Srinivasan. The chair of our compensation committee is Mr. Hill. Our board of directors has determined that each member of our compensation committee is independent under the listing standards of the NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•	reviewing and making recommendations to the Board of approval of the compensation of our Chief Executive Officer;

•	reviewing and approving (or making recommendations to the Board for approval of) the compensation of our other executive officers, and senior management;

•	reviewing and recommending to our board of directors the compensation paid to our directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures

The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of DISCO. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE that bear upon the adviser’s independence, the compensation committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Compensia:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.

Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Blount, Dr. Burnette, Mr. Clark and Mr. Srinivasan. The chair of our nominating and corporate governance committee is Ms. Blount. Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the listing standards of the NYSE.

Specific responsibilities of our nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•	reviewing, evaluating and recommending to our board of directors succession plans for our executive officers

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

In recommending candidates to the board of directors, the nominating and corporate governance committee considers such factors as: (i) possessing relevant expertise and experience upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) within the Board as a whole, whether there is a diversity of personal backgrounds, perspectives and experiences; (vii) requirements of applicable law; and (viii) having the commitment to rigorously represent the long-term interests of the

Company’s stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of DISCO and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, race, ethnicity, age, sexual orientation and gender identity), skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.

In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee reviews such director’s overall service to DISCO during his or her term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 3700 N. Capital of Texas Highway, Suite 150, Austin, Texas 78746, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders.

Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock, a description of the proposed candidate’s business experience for at least the last five years, and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” above and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.

Communications with Our Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Stockholders of DISCO wishing to communicate with our board of directors or an individual director may do so by sending a written communication to the board of directors or such director c/o 3700 N. Capital of Texas Highway, Suite 150, Austin, Texas 78746, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Code of Business Conduct and Ethics

Our board of directors has adopted the CS Disco, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at ir.csdisco.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

Our board of directors has adopted the CS Disco, Inc. Corporate Governance Guidelines for the conduct and operation of the board in order to give directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at ir.csdisco.com.

Hedging Policy

Our board of directors has adopted an insider trading policy, which, among other things, prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, other than the limited ability of Mr. Camara to pledge shares in order to pay income taxes, as described more fully in “Proposal 3: Approval of the CEO Performance Award to Kiwi Camara” below. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

PROPOSAL 2

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholders’ ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of DISCO and our stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	$1,961,459	$430,110
Audit-related Fees	—	—
Tax Fees(2)	18,018	—
All Other Fees	—	—

Total Fees	$1,979,477	$430,110

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees also include fees for professional services provided in connection with our initial public offering and secondary offering incurred during the fiscal year ended December 31, 2021, including comfort letters, consents, and review of documents filed with the SEC and with our Registration Statement on Form S-8 filed during the first fiscal quarter.

(2)	Tax fees consist of tax advisory services related to equity compensation.

All fees described above were pre-approved by the audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF THE CEO PERFORMANCE AWARD TO KIWI CAMARA

Summary

At the Annual Meeting, stockholders will be asked to approve the CEO Performance Award. The CEO Performance Award was approved by the independent members of the board of directors (i.e., all members of the board of directors other than Mr. Camara) at a meeting of the board of directors (from which Mr. Camara recused himself) on May 20, 2022 based upon the recommendation of the compensation committee and was granted on May 25, 2022. The vesting and exercisability of the CEO Performance Award is subject to stockholder approval at the Annual Meeting. If stockholder approval is not obtained, the CEO Performance Award will expire and be of no further force or effect, and the shares of our common stock subject to such award will not be available for any further equity awards. As described below under the heading “—Accounting and Tax Treatment”, we will recognize an accounting expense in connection with the CEO Performance Award even if stockholder approval is not obtained. The terms of the CEO Performance Award are described below, and the full text of the CEO Performance Award (the “Award Agreement”) is attached to this proxy statement as Appendix A.

The CEO Performance Award is a nonstatutory stock option granted to Kiwi Camara, our co-founder and Chief Executive Officer, containing six separate tranches that vest only if certain pre-established, rigorous stock price milestones (each, a “Milestone Price”) are achieved. In order for any Milestone Price to be considered achieved, the volume-weighted average closing price of our common stock, calculated as described in more detail below, during any 90-calendar day period during the Performance Period (as defined below) must be equal to or greater than such Milestone Price. For the first tranche to vest, we must achieve a Milestone Price of $150 per share, which would represent a 501% increase over the Company’s closing stock price on May 25, 2022. Except in the case of a Change in Control, as defined below, the next five tranches will only vest if the Company achieves higher Milestone Prices that increase in $150 per share increments—up to a final Milestone Price of $900 per share, which would represent a 3,507% increase over the Company’s closing stock price on May 25, 2022. The vesting is weighted more heavily toward the higher Milestone Prices. One third of the award vests as the first three Milestone Prices are achieved (6.67% at $150 per share, 10.00% at $300 per share and 16.67% at $450 per share), and the remaining two thirds vest in equal increments as the remaining three Milestone Prices of $600 per share, $750 per share and $900 per share are achieved.

Each of the six vesting tranches of the CEO Performance Award will vest upon certification by the compensation committee that the Milestone Price for such tranche has been achieved on or before the expiration of the CEO Performance Award on May 24, 2032. For each tranche that is achieved, Mr. Camara will vest and earn the right to exercise the CEO Performance Award for a specified number of shares of our common stock.

The exercise price per share for the CEO Performance Award is $32.00, which is equal to the greater of (1) $32 per share, which was the per share initial public offering price of our common stock (the “IPO Price”) and (2) the closing sales price of our common stock on the date of grant. Our board of directors decided to use this formula to determine the exercise price to ensure that Mr. Camara is further incentivized to increase value to stockholders as any exercised portion of the CEO Performance Award will only have value to the extent that the closing sales price of our common stock increases above the IPO Price.

Mr. Camara must hold the shares that he acquires upon exercise of the CEO Performance Award for 12 months post-exercise (except for shares withheld to satisfy the applicable exercise price or sold to pay any applicable tax withholding obligations, and subject to the ability to make certain transfers as described below). Additionally, Mr. Camara must remain as the Company’s Chief Executive Officer (“CEO”), or in an Executive Chair or other position otherwise approved by our board of directors at the time each Milestone Price is achieved in order for the corresponding tranche to vest (except in the event of certain terminations of employment or a Change in Control, as defined below). This ensures Mr. Camara’s continued active leadership of the Company over the long term. Although there is no current intention for this to happen, it provides flexibility as we continue to grow to potentially allow Mr. Camara to focus more of his attention on the types of strategic matters that most impact the Company’s long-term growth and profitability.

The independent members of the board of directors intend that the CEO Performance Award represents Mr. Camara’s only new long-term equity incentive award opportunity for so long as the CEO Performance Award is in effect and that the Company will not grant any additional equity awards to Mr. Camara before the expiration of the CEO Performance Award.

Background and Process

Our compensation committee, in consultation with our compensation and legal advisors and with the input of all independent members of the board of directors, designed the CEO Performance Award following extensive discussions. The award’s primary objective is to further incentivize Mr. Camara, who as of May 16, 2022 beneficially owned approximately 7.2% of our outstanding common stock, to create significant stockholder value. The compensation committee has considered a CEO performance award for Mr. Camara from time to time since 2021, and ultimately developed the CEO Performance Award over several months in 2021 and 2022 in consultation with Compensia, the same external independent compensation consultant that advised each of Axon Enterprise, Inc., Semtech Corporation, Sorrento Therapeutics, Inc. and Tesla, Inc. in creating their respective CEO performance awards, to assist in the design of the CEO Performance Award.

As part of the design process, members of our board consulted with stockholders representing 53% of our outstanding common stock, all of which indicated that they were supportive of the CEO Performance Award, as they believe that the potential value creation of the award outweighed any potential dilution to their significant holdings.

At various points during this process, our compensation committee met with Mr. Camara to share their thinking on the award and get his perspective and ultimately to negotiate the terms of the award with him.

In determining the size of the award, the compensation committee also considered the range of annualized grant values typically awarded to chief executive officers by the companies in our compensation peer group (which was developed by Compensia at the request of the compensation committee and approved by the compensation committee in January 2022), the additional incentive created by a large, up-front equity award as compared to an annual equity award and the significant risk of forfeiture of the CEO Performance Award presented by the substantial stockholder value that must be created in order for the award to vest. The compensation committee additionally considered other vehicles, such as a regular program of restricted stock unit “refresh” awards, either subject to time-based vesting or vesting based on financial and/or operational metrics, such as revenue, but determined such awards would not provide the same significant incentive value as the CEO Performance Award.

Why Stockholders Should Approve the CEO Performance Award

After engaging in this extended deliberative process and arriving at the terms for the CEO Performance Award, the independent members of the board of directors (i.e., all members of the board of directors other than Mr. Camara, who recused himself) granted the award and now recommend that our stockholders approve the CEO Performance Award for the following three primary reasons:

•	The CEO Performance Award significantly strengthens Mr. Camara’s incentives and further aligns his interests with those of the Company’s other stockholders;

•	The CEO Performance Award helps ensure Mr. Camara’s continued leadership of the Company over the long term and provides him with significant challenges necessary to engage him for the long term; and

•	The CEO Performance Award contains challenging and rigorous performance hurdles and requires the creation of significant stockholder value to be earned.

Summary of the CEO Performance Award

The following description is a summary of the material provisions of the CEO Performance Award. It does not purport to summarize all of the terms of, and is qualified in its entirety by, the full text of the Award Agreement, which is attached to this proxy statement as Appendix A.

Overview of Material Terms

Award Terms	Details
Grant Date	May 25, 2022
Award Type	Nonstatutory stock option The CEO Performance Award is granted subject to the Award Agreement and is not awarded under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).
Number of Shares Subject to Award	4,366,966 shares of our common stock, representing approximately 7.5% of the total outstanding shares of our common stock as of May 16, 2022.
Exercise Price Per Share	$32.00, which is the greater of (1) the IPO Price ($32 per share) and (2) the closing sales price of our common stock on the grant date.
Term and Expiration Date	Ten years, expiring on May 24, 2032 (the “Expiration Date”), or earlier following termination of service or a change in control as described further below.
Award Vesting / Milestones
	Tranche Number	Milestone Price (per share)	Shares Eligible to Vest Upon Achievement of Applicable Milestone Price
	1	$150	291,131
	2	$300	436,697
	3	$450	727,827
	4	$600	970,437
	5	$750	970,437
	6	$900	970,437

A sustained closing sales price of our common stock is required for each of the above Milestone Prices to be met. Specifically, the average VWAP (as defined below) for any 90-calendar day period during the Performance Period (as defined below) must be equal to or greater than such Milestone Price.

“VWAP” means the quotient of (i) the sum of the Daily Total Dollar Volume (as defined below) for the designated period of trading days divided by (ii) the sum of the total trading volume of our common stock as reported on the primary U.S. exchange on which our common stock trades for the designated period of trading days, with trading days being the days on which the primary U.S. exchange on which our common stock trades is open for trading. “Daily Total Dollar Volume” means the product of (i) the closing sales price of our common stock on a given trading day multiplied by (ii) the corresponding day’s trading volume of our common stock, in each case as reported on the primary U.S. exchange on which our common stock trades.

Each tranche will vest on the date that the compensation committee certifies in writing that the Milestone Price applicable to such tranche, as specified in the table above (in the row for the applicable tranche number), has been achieved (each such date, a “Certification Date”), subject to Mr. Camara’s Continuous Service in a Leadership Role (as defined below) through the date that the Milestone Price has

Award Terms	Details
been achieved (the “Achievement Date”) (except as provided under “Time-Vesting Schedule” and “Termination of Employment; Post-Termination Exercise Periods” below).
Time-Vesting Schedule	If the Milestone Price applicable to any tranche is achieved prior to the second anniversary of the grant date, such tranche will vest in equal installments on the same day of each month as the grant date between the applicable Achievement Date for such tranche and the second anniversary of the grant date, subject to Mr. Camara’s Continuous Service (as defined in the Award Agreement), through the applicable vesting date (the “Time-Vesting Schedule”).
Performance Period; Ability to Receive Additional Equity Awards

The “Performance Period” refers to the period commencing on (and including) the grant date of the award and ending on (and including) the earliest of (i) the Expiration Date, (ii) immediately prior to a Change in Control (as defined below) and (iii) the date on which the award otherwise terminates as provided in the Award Agreement.

The board of directors intends that the CEO Performance Award represents Mr. Camara’s only new long-term equity incentive award opportunity for so long as the CEO Performance Award is in effect and that it will not grant any additional equity awards to Mr. Camara before the expiration of the award.

Employment Requirement for Continued Vesting

Vesting of any portion of the CEO Performance Award (other than any portion subject to the Time-Vesting Schedule) for which the Milestone Price applicable to such portion has not been met will cease upon termination of Mr. Camara’s Continuous Service in a Leadership Role (as defined below).

Vesting of any portion of the CEO Performance Award that is subject to the Time-Vesting Schedule will cease upon termination of Mr. Camara’s Continuous Service.

“Continuous Service in a Leadership Role” is defined as Continuous Service as:

1.  The Company’s Chief Executive Officer;

2.  The Executive Chair of our board of directors; and/or

3   Any other position approved by the board of directors.

Termination of Employment; Post-Termination Exercise Periods

Upon Mr. Camara’s termination of Continuous Service in a Leadership Role by the Company without “Cause” (and not due to death or disability) or voluntary resignation from your Continuous Service in a Leadership Role for “Good Reason” (each, a “Qualifying Termination”), subject to Mr. Camara continuing to comply with his obligations under his existing employee confidential information and inventions assignment agreement and subject to Mr. Camara delivering an effective, general release of claims in favor of the Company (collectively, the “CIIAA/Release Requirements”), the CEO Performance Award will remain eligible to vest as to performance for 12 months following such Qualifying Termination date (but no event beyond the end of the Performance Period) (such period, the “Qualifying Termination Period”). Any portion of the CEO Performance Award that so vests will remain outstanding and exercisable for 24 months following the effective date of vesting (but in no event beyond the Expiration Date). Any tranche that remains subject to the Time-Vesting Schedule as of the date of the Qualifying Termination will vest in full upon satisfaction of the CIIAA/Release Requirements.

Award Terms	Details

If Mr. Camara’s Continuous Service terminates for any reason other than a Qualifying Termination (including death or disability), any tranche subject to the Time-Vesting Schedule that is not vested will be forfeited immediately. Any tranche subject to the Time-Vesting Schedule that is vested will remain outstanding and exercisable for 24 months following such termination or resignation (but in no event beyond the Expiration Date).

“Cause” and “Good Reason” have the definitions given to them in Mr. Camara’s current Amended and Restated Employment Agreement with us.

Change in Control

The treatment of the CEO Performance Award upon a Change in Control (as defined in the Award Agreement) is intended to align Mr. Camara’s interests with the Company’s other stockholders with respect to evaluating potential takeover offers.

In the event of a Change in Control, the CEO Performance Award will vest only to the extent that the amount of cash and the fair market value of any securities or other property paid as consideration, on a per share basis, to the Company’s stockholders (or to be instead paid as consideration to the Company) in the Change in Control (the “CIC Price”) is equal to or exceeds $150, subject to Mr. Camara’s Continuous Service in a Leadership Role through the date immediately prior to the effective time of such Change in Control. Any remaining portion of the CEO Performance Award is forfeited. This treatment also applies in the event that a Change in Control occurs during the Qualifying Termination Period and the Milestone Price applicable to such tranche has not yet been achieved.

If the CIC Price is greater than $150 and between the Milestone Prices shown in the table above, linear interpolation will apply. For example, if the CIC Price is $525, the shares subject to the $150, $300 and $450 tranches would vest in full as of immediately prior to the Change in Control (assuming the tranches had not vested previously) and 50% of the shares subject to the $600 tranche would vest as of immediately prior to the Change in Control. The remaining 50% of the shares subject to the $600 tranche and all of the shares eligible to vest upon achievement of the $750 and $900 Milestone Prices would be forfeited.

If a Milestone Price has been achieved prior to the Change in Control, any shares relating to such Milestone Price that have not vested as of immediately before the Change in Control shall vest, subject to Mr. Camara’s Continuous Service through the date immediately prior to the effective time of such Change in Control.

Exercise Methods

The exercise price of the CEO Performance Award may be paid in any of the following manners, as further described in the Award Agreement:

1.  Via a “cashless exercise” program;

2.  By a “net exercise” arrangement;

3.  By delivery of previously owned shares of our common stock; or

4.  By cash, check, bank draft or money order.

Tax Withholding

The Company will facilitate Mr. Camara’s choice of tax withholding methods between a “cashless exercise” or cash payment. We will also permit Mr. Camara to enter and modify a Rule 10b5-1 trading plan (or any similar successor arrangement), provided that it is permissible under applicable law.

Award Terms	Details
Post-Exercise Holding Period

12 months, excluding (i) shares withheld or sold to satisfy the applicable exercise price, (ii) shares sold to satisfy any applicable tax withholding obligations associated with the exercise or (iii) shares pledged in accordance with the Award Agreement. Mr. Camara will be permitted to transfer shares issued upon the exercise of the CEO

Performance Award under certain circumstances, as further described under “Transferability” below. The holding period ceases to apply upon a Change in Control.

We believe this holding period further aligns Mr. Camara’s interests with our stockholders’ interests following option exercise. Such alignment also complements the requirements for sustained increases to the closing sales price of our common stock in order to meet the applicable Milestone Prices under the CEO Performance Award and helps ensure that Mr. Camara will be focused on sustaining our success both before, and even after, he achieves vesting under the CEO Performance Award.

Clawback

In the event we are required to prepare an accounting restatement of previously issued financial statements to reflect the correction of one or more material errors, we may require forfeiture or seek recoupment (as applicable) of the portion of the CEO Performance Award (or value received thereunder) that vested within the three-year period preceding the date we determined to prepare the restatement that the compensation committee determines would not have vested based on the restated financial results.

In addition, the CEO Performance Award will be subject to any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, to the extent that any such terms of the clawback policy is required by applicable law to apply to the CEO Performance Award.

Administration	The CEO Performance Award will be administered by our compensation committee.
Repricing	The Company will not, without the prior approval of our stockholders, reduce, reprice or take any other action relative to the CEO Performance Award that would be treated as a repricing under U.S. generally accepted accounting principles.
Milestone Price Adjustments	In the event of a Capitalization Adjustment (as defined in the Award Agreement), the compensation committee will appropriately and proportionately adjust the Milestone Prices, the class of shares and maximum number of shares of common stock subject to the CEO Performance Award and the exercise price per share of the CEO Performance Award to avoid diminution or enlargement of the benefits of the award. Capitalization Adjustments include stock splits and reverse stock splits.
Transferability

The CEO Performance Award may not be transferred in any manner other than by will or the laws of descent or distribution, and shares issued upon exercise of the CEO Performance Award are subject to the holding period described further above, except that Mr. Camara may transfer any portion of the CEO Performance Award to change the form in which he holds the CEO Performance Award, to members of his immediate family or trusts for their benefit, and for charitable purposes to a tax-exempt charitable entity founded by Mr. Camara, provided that, in each case, for so long as Mr. Camara remains in Continuous Service in a Leadership Role, Mr. Camara retains voting and dispositive control of the CEO Performance Award and any shares resulting from the exercise until expiration of the holding period described further above.

Award Terms	Details
Amendment	The CEO Performance Award may be amended only by a written agreement executed by the Company and Mr. Camara.
Termination of Award	In all cases, in the event that the Company’s stockholders do not approve the CEO Performance Award within 12 months after its grant date or, if at any meeting of the Company’s stockholders at which the CEO Performance Award is presented to the Company stockholders for a vote, the Company’s stockholders do not approve the CEO Performance Award by the requisite vote, the CEO Performance Award will expire and be of no further force or effect, and accordingly Mr. Camara will have no rights to the CEO Performance Award or any of the shares underlying it.

Other Details Regarding CEO Performance Award

Pledging. Mr. Camara may use shares of our common stock acquired upon exercise of the CEO Performance Award and shares previously acquired by him as collateral for one or more loans on commercially reasonable terms, provided that (1) the loan is obtained in connection with Mr. Camara’s exercise of the CEO Performance Award and the amount of the loan is no more than the amount necessary for payment of Mr. Camara’s income and/or payroll taxes associated with such exercise, (2) the loan is not a margin loan, (3) the loan is full recourse as to Mr. Camara, and (4) the maximum aggregate loan amount collateralized by such pledged stock does not exceed 25% of the total value of the pledged stock as of the date of issuance of the loan.

Stockholder Rights. Mr. Camara will have no rights or privileges of a stockholder of the Company with respect to the shares of our common stock underlying the CEO Performance Award unless and until the shares actually are issued, recorded on the records of the Company or its transfer agent, and delivered to Mr. Camara (which may occur through electronic delivery to a brokerage account). In addition, unless and until the Company’s stockholders approve the CEO Performance Award, no portion of the CEO Performance Award may be exercised, regardless of whether any portion of the CEO Performance Award may have vested before such stockholder approval.

Certain Other Securities Information. Shares issuable under the CEO Performance Award may be authorized, but unissued, or reacquired shares of our common stock. As of May 25, 2022, the closing sales price of a share of our common stock on the New York Stock Exchange was $24.95.

Supporting Statement of the Independent Members of the Board of Directors

We are asking stockholders to vote their shares “FOR” the proposed CEO Performance Award.

In 2021, our compensation committee began preliminary discussions about a potential performance award grant to Mr. Camara. Upon reviewing the terms of other CEO performance awards, including the Axon Enterprise, Inc., Semtech Corporation, Sorrento Therapeutics, Inc. and Tesla, Inc. awards, our compensation committee was impressed with the design of these CEO performance awards to maximize alignment with stockholders while accounting for future unforeseen events. The Axon Enterprise, Inc., Semtech Corporation, Sorrento Therapeutics, Inc. and Tesla, Inc. CEO performance awards stood out because they represent pay-for-performance, require a long-term commitment by the CEO, and align CEO compensation with value creation for all stakeholders, including stockholders, customers and employees. Furthermore, they provide substantial challenges required to motivate a typical CEO personality to produce maximum growth. The members of the compensation committee considered these factors and contemplated a CEO performance award for Mr. Camara in 2021 and several months in 2022, including multiple discussions among all independent board members, ultimately designing a compensation award with Compensia that would both incentivize Mr. Camara while maximizing value for the Company’s stockholders. As part of this process, the compensation committee and the independent members of the board of directors sought to balance a variety of important objectives, including:

•	Aligning Mr. Camara’s interests with those of the Company and its other stockholders;

•	Incentivizing Mr. Camara to continue to lead the Company over the long term;

•	Motivating Mr. Camara to help the Company achieve the Milestone Prices, which would create significant stockholder value; and

•

Ensuring that the CEO Performance Award is linked to performance and will not vest (and therefore not be of any value to Mr. Camara) unless all of the Company’s stockholders benefit from significant value creation.

We recommend that stockholders approve the CEO Performance Award for the following reasons:

1.	Strengthening Incentives and Further Aligning of Stockholder, Company and CEO Interests

We believe in rewarding Mr. Camara in a fair way that provides compensation to him if, and only if, all other stockholders realize significant value.

Mr. Camara’s ability to receive any benefit from the CEO Performance Award will be dependent on him leading the Company’s achievement of challenging milestones, which require the Company’s current stock price to increase to $150 per share, and to then continue increasing in additional $150 increments thereafter, up to $900 per share (subject to potential linear interpolation in connection with a Change in Control as described above). The tranches are weighted more heavily toward the higher Milestone Prices. One third of the award vests as the first three Milestone Prices are achieved (6.67% at $150 per share, 10.00% at $300 per share and 16.67% at $450 per share), and the remaining two thirds vest in equal increments as the remaining three Milestone Prices of $600 per share, $750 per share and $900 per share are achieved. Under this award, if these ambitious milestones are met, all the Company’s stockholders, including Mr. Camara, will benefit from the increased value of our common stock. Moreover, in contrast to Mr. Camara’s rights under the CEO Performance Award, which requires the Milestone Prices to be met in order for him to receive any vesting of the corresponding tranche, the Company’s stockholders will realize the real-time benefit of any increases to its stock price that result even if his performance does not result in the achievement of the Milestone Prices required by the CEO Performance Award. Finally, the CEO Performance Award creates even more stockholder alignment by incorporating features such as a 12-month holding period that ensures Mr. Camara’s continuing alignment with the Company’s interests even after he exercises the earned portions of the award.

We intend that the CEO Performance Award will represent Mr. Camara’s only new long-term equity incentive award opportunity for so long as the CEO Performance Award is in effect and that we will not grant any additional equity awards to Mr. Camara before its expiration.

As such, we believe this award is a “pay-for-performance” compensation program that directly aligns Mr. Camara’s interests with the interests of stockholders and the Company.

2.	Ensuring Mr. Camara’s Retention and Continued Service

We believe that having the continuing active and engaged services of Mr. Camara is important to the continued growth and long-term interests of the Company. While we recognize that the Company has many valuable employees who have been and will continue to be a critical part of the Company’s success, we believe that Mr. Camara’s leadership has been instrumental in the Company’s development as its founder and in guiding the Company through significant growth. We also considered that Mr. Camara would have other meaningful opportunities available to him and determined to act proactively to help ensure his retention and alignment with stockholders’ long-term interests.

We believe that an up-front, long-term option grant with performance-based vesting would be most motivating to Mr. Camara and would have a greater impact than an annual long-term incentive award. Accordingly, the CEO Performance Award is designed to incentivize Mr. Camara to continue to not only lead the Company over the long term, but to provide Mr. Camara with the level of challenge that we believe he requires to remain engaged and perform his best work.

The structure of the CEO Performance Award helps ensure that Mr. Camara will continue to lead the management of the Company over the long term.

3.	Requiring the Achievement of Significant Stockholder Value

We believe that the presence of a challenging and rigorous performance award is instrumental in motivating Mr. Camara to lead our achievement of increasing the Company’s stock price to $150 per share and potentially to $900 per share over time. By tying the vesting of the CEO Performance Award to specific increases in the Company’s stock price, we believe that Mr. Camara’s interests are aligned with those of our stockholders because our stockholders will receive immediate benefits in any increase to the Company’s stock price.

Potential Value that Could be Realized under the CEO Performance Award

It is not possible to reliably estimate the value that may be realized under the CEO Performance Award because that value depends on the amount of dilution that the Company experiences over the course of the ten-year term of the award. The more dilution, the less value that Mr. Camara will realize. While the Company cannot predict how much dilution it will experience in the future, some amount of future dilution is a certainty, whether due to additional issuances of equity as part of (1) regular and special compensation awards to Company employees other than Mr. Camara, (2) capital-raising activities, or (3) mergers or acquisitions. Thus, at this time, it is not possible to determine the actual value that Mr. Camara will realize from the CEO Performance Award even if we were to assume that the entire CEO Performance Award vested.

Nevertheless, the table below depicts the maximum theoretical value, both in dollar value and as a percentage of total value created, that could be realized by Mr. Camara and Company stockholders over various vesting scenarios. This table only takes into account estimated dilution as a result of potential exercises or conversions from our existing employee equity plans. It also assumes that Mr. Camara does not exercise any portion of the CEO Performance Award until the end of the ten-year term, which results in a significantly larger value being attributed to Mr. Camara than would be the case if he were to exercise the CEO Performance Award as each tranche vests. Importantly, this table does not take into account any other future dilutive events over the next ten years even though such events will occur. Accordingly, this table should only be used for illustration purposes, recognizing that future dilutive events or earlier exercises would significantly decrease the ultimate value that Mr. Camara would realize from the CEO Performance Award over the various vesting scenarios, both in dollar value and as a percentage of total value created.

Total Tranches Earned(1)	CEO Value Realized ($ in millions)(2)	Stockholder Value Realized ($ in millions)(3)	% of Value Realized by CEO via CEO Performance Award	% of Value Realized by Other Stockholders
0 Tranches	$0	$0	0%	0%
1 Tranche	$34	$7,861	0.4%	99.6%
2 Tranches	$195	$17,410	1.1%	98.9%
3 Tranches	$608	$27,214	2.2%	97.8%
4 Tranches	$1,378	$37,376	3.7%	96.3%
5 Tranches	$2,439	$47,829	5.1%	94.9%
6 Tranches	$3,791	$58,573	6.5%	93.5%

(1)

Table values are calculated based on the closing price per share of our common stock of $24.95 on the New York Stock Exchange on the grant date of May 25, 2022, and future shares outstanding of 62,569,670. The assumed future dilution is described in detail above under the heading “Potential Ownership of Securities as a Result of the CEO Performance Award”.

(2)

The estimated value realized by Mr. Camara is equal to the number of shares earned under the CEO Performance Award, depending on the tranche, multiplied by the excess of the implied Milestone Price achieved over the expected exercise price of $32.00 per share.

(3)

The estimated value realized by stockholders is equal to the number of shares outstanding, depending on the tranche, multiplied by the excess of the implied Milestone Price achieved over the common stock price of $24.95 per share, which was the closing price of our common stock on May 25, 2022.

Potential Ownership of Securities as a Result of the CEO Performance Award

As of May 16, 2022, Mr. Camara beneficially owned 4,264,093 shares of our common stock, comprising (1) 3,930,760 shares held directly by Mr. Camara and (2) 333,333 shares issuable pursuant to stock options exercisable within 60 days of May 16, 2022. Based on 58,615,864 shares of our common stock outstanding as of May 16, 2022, and assuming that all shares of common stock subject to options held by Mr. Camara that were exercisable within 60 days of May 16, 2022 were outstanding as of such date, Mr. Camara beneficially owned 7.2% of the outstanding shares of our common stock as of May 16, 2022.

If (1) all 4,366,966 shares of common stock subject to the CEO Performance Award were to become fully vested, outstanding and held by Mr. Camara; (2) all shares of common stock subject to the other options held by Mr. Camara that are currently unvested were outstanding; (3) estimated dilution as a result of potential exercises from outstanding options (whether vested or unvested) and the vesting of restricted stock awards and restricted stock units were to be taken into account; and (4) there were no other dilutive events of any kind, Mr. Camara would beneficially own 13.9% of the outstanding shares of our common stock as of May 16, 2022.

However, except as indicated above, this calculation does not account for any future dilutive events over the next ten years, such as the issuance of additional equity as compensation to employees, as well as to non-employee directors and consultants; the issuance of shares pursuant to the Company’s employee stock purchase plan when implemented; any increases to the number of shares issuable pursuant to the 2021 Plan (and any other similar increases or new equity plans that may be adopted); as consideration for mergers and acquisitions; or for capital-raising activities, which would have the effect of diluting Mr. Camara’s ownership of our common stock, nor does it account for any sales of our common stock that Mr. Camara will likely have to make in order to pay required taxes upon the exercise of stock options. Therefore, it is not possible to provide the exact percentage of Mr. Camara’s future total ownership of our common stock upon the vesting of one or more tranches of the CEO Performance Award. Given that some amount of dilution and/or stock sales to cover required tax payments will occur, we believe that Mr. Camara’s future potential ownership of the Company’s common stock will be less than 13.9% if the CEO Performance Award were to become fully vested.

Accounting and Tax Considerations

Accounting Consequences. We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. This calculation cannot be made for the CEO Performance Award prior to the date on which two full trading sessions elapse after the filing of the preliminary proxy statement with the SEC, which will be the “grant date” for accounting purposes. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. Accordingly, the CEO Performance Award would result in the recognition of additional stock-based compensation expense over the derived requisite service period pursuant to ASC Topic 718.

Based on the closing price per share of our common stock of $24.95 on the New York Stock Exchange on the grant date of May 25, 2022, we expect that the aggregate grant date fair value of the full CEO Performance Award will be approximately $44.4 million across all six tranches. Recognition of expense of all of the tranches will commence on the grant date and will be recognized ratably over the expected vesting period of each respective tranche, which is a weighted average of approximately 6.5 years. The estimated expense to be recognized for fiscal year 2022 is approximately $4.2 million. In the event stockholder approval is not obtained, the CEO Performance Award will expire and be of no further force or effect, and the shares of our common stock subject to such award will not be available for any further equity awards. In the event stockholder approval is not obtained, we will incur the remaining unrecognized stock-based compensation expense of approximately $43.7 million in connection with the CEO Performance Award on the date of the Annual Meeting.

Federal Income Tax Consequences. The following discussion is a brief summary of the principal United States federal income tax consequences of the CEO Performance Award under the Internal Revenue Code of 1986, as amended (the “Code”), as in effect on the date of this proxy statement. The following summary assumes that Mr. Camara remains a U.S. taxpayer. The Code and its regulations are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or non-U.S. income and other tax consequences. The specific tax consequences to Mr. Camara will depend upon his future individual circumstances.

Tax Effects for Mr. Camara. Mr. Camara did not have taxable income from the grant of the CEO Performance Award nor will he have taxable income from stockholder approval of the CEO Performance Award, if such approval occurs. If and when Mr. Camara exercises any portion of the CEO Performance Award, he will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares of common stock purchased over the exercise price of the award. Any taxable income recognized in connection with the exercise of the CEO Performance Award by Mr. Camara will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares of common stock will be capital gain or loss to Mr. Camara.

Tax Effects for the Company. We will not be entitled to a material tax deduction in connection with the CEO Performance Award. In most cases, companies are entitled to a tax deduction in an amount equal to the ordinary income realized by a participant when the participant exercises a nonstatutory stock option and recognizes such income. However, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as defined in Section 162(m) of the Code. No tax deduction is allowed for compensation paid to any covered employee to the extent that the total compensation for that executive exceeds $1 million in any taxable year. Under Section 162(m) of the Code, as most recently amended in December 2017, we expect that Mr. Camara will always be a covered employee for purposes of Section 162(m) of the Code. Therefore, in any given year in which Mr. Camara exercises all or part of the CEO Performance Award, we will be able to take a tax deduction of only $1 million or less, regardless of the amount of compensation recognized by Mr. Camara from the exercise of the CEO Performance Award.

New Plan Benefits

The following table sets forth the aggregate number of shares of our common stock subject to options granted under the CEO Performance Award to our named executive officers, to all of our current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers, as a group.

Name of Individual or Group and Position	Number of Shares Subject to Options	Estimated Fair Value
Kiwi Camara, Co-Founder, Chief Executive Officer and Director	4,366,966	$44,364,478	(1)
Michael S. Lafair, Chief Financial Officer	—	—
Andrew Shimek, Chief Revenue Officer	—	—
Sean Nathaniel, Former Chief Operating Officer	—	—
All current executive officers, as a group (4 persons)	4,366,966	$44,364,478
All current directors who are not executive officers, as a group (8 persons)	—	—
All employees who are not executive officers, as a group	—	—

(1)

Calculated based on the closing price per share of our common stock of $24.95 on the New York Stock Exchange on the grant date of May 25, 2022. See “—Accounting and Tax Considerations” above for a discussion of the calculation.

Registration with the Securities and Exchange Commission

If the CEO Performance Award is approved by our stockholders, we expect to file after the Annual Meeting a registration statement on Form S-8 with the SEC to register the shares of common stock subject to the CEO Performance Award.

Vote Required

The affirmative vote of: (1) majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes, pursuant to our amended and restated bylaws), and (2) the majority of the voting power of the outstanding shares of common stock not owned, directly or indirectly, by Mr. Camara and present virtually or represented by proxy and voting affirmatively or negatively, will be required to approve the CEO Performance Award. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 3 has been approved. Broker non-votes will also not be counted for any purpose in determining whether Proposal 3 has been approved. Therefore, abstentions and broker non-votes will have no effect on Proposal 3, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for each vote required for this proposal by reducing the total number of shares from which the majority in each case is calculated.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE APPROVAL OF THE CEO PERFORMANCE AWARD TO KIWI CAMARA

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Kiwi Camara	37	Co-Founder, Chief Executive Officer and Director
Michael S. Lafair	57	Chief Financial Officer
Andrew Shimek	49	Chief Revenue Officer
Keith Zoellner	59	Chief Technology Officer

Biographical information for Kiwi Camara is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Michael S. Lafair has served as our Chief Financial Officer since January 2018. Before joining our company, Mr. Lafair served as the Chief Financial Officer of Offers.com from November 2012 until its acquisition by Ziff Davis, LLC in December 2015. Following the acquisition, Mr. Lafair served as Global Head of Finance, Ziff Davis B2B until January 2018. Prior to Offers.com, Mr. Lafair served as Chief Financial Officer and General Counsel of All Web Leads, Inc., as well as Vice President and General Counsel of Interlogix, Inc. Mr. Lafair earlier in his career practiced corporate law at Morgan, Lewis & Bockius LLP. Mr. Lafair holds a Bachelor of Science in Economics with concentrations in Accounting and Economics from The Wharton School of the University of Pennsylvania and a J.D. from Temple University School of Law.

Andrew Shimek has served as our Chief Revenue Officer since January 2018. Prior to joining us, Mr. Shimek served as President and Chief Operating Officer of Neota Logic Inc. from January 2017 to January 2018. Prior to this, Mr. Shimek held various leadership positions at Epiq Systems, Inc. from April 2008 to December 2016, most recently serving as President of Legal Services and Electronic Discovery. Earlier in his career, from May 1999 to May 2008, Mr. Shimek held various positions at LexisNexis, most recently serving as National Director, Corporate Markets at LexisNexis’s Applied Discovery division. Mr. Shimek started his career practicing law at Gray, Plant, Mooty, Mooty & Bennett, P.A. Mr. Shimek holds a B.A. in English and business administration from the University of St. Thomas and a J.D. from the University of Minnesota Law School.

Keith Zoellner has served as our Chief Technology Officer since November 2015, after first joining us as our VP, Engineering and Product Development in February 2015. Prior to joining us, Mr. Zoellner served as Chief Technology Officer and VP of Product Development at Spredfast, Inc. from 2011 to 2015. Earlier in his career, Mr. Zoellner served as Chief Technology Officer at various other information technology companies, including StoredIQ, Mshow.com, Ambac Connect and Commerce Direct International. Mr. Zoellner holds a B.S. in management information systems from the University of Missouri-St. Louis.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2021, consisting of our principal executive officer, the next two most highly compensated executive officers and a former executive officer who would have been included among our highest compensated executive officers but for the fact that he was not serving as an officer as of December 31, 2021, were:

•	Kiwi Camara, our Co-Founder and Chief Executive Officer and a member of our board of directors;

•	Michael S. Lafair, our Chief Financial Officer;

•	Andrew Shimek, our Chief Revenue Officer; and

•	Sean Nathaniel, our former Chief Operating Officer.

2021 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2021 and 2020, compensation awarded or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)		Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Kiwi Camara	2021	413,846	—	—		493,345	30,700	937,891
Co-Founder, Chief Executive Officer and Director	2020	325,000	—	—		256,077	2,849	583,926

Michael S. Lafair(5)	2021	340,616	3,740,000	—		275,651	3,205	4,359,472
Chief Financial Officer

Andrew Shimek	2021	350,000	—	—		441,200	1,170	792,370
Chief Revenue Officer	2020	350,000	—	218,755		437,155	1,197	1,007,107

Sean Nathaniel(6)	2021	312,692	—	3,140,375	(7)	—	722	3,453,789
Former Chief Operating Officer	2020	242,468	—	150,585		141,518	530	535,101

(1)	Salary amounts represent actual amounts paid during the period presented. See “—Narrative Disclosure to Summary Compensation Table—Annual Base Salary” below.
(2)

Amounts reported represent the aggregate grant date fair value of the restricted stock awards and stock options granted to our named executive officers during the periods reported under our Long Term Incentive Plan (“2013 Plan”), computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3)	The amounts disclosed represent performance bonuses earned in the period presented. See “—Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below.
(4)

Amounts reported for 2021 reflect (i) with respect to Mr. Camara, $30,000 in personal legal expenses related to his employment agreement which we reimbursed and $700 in life insurance premiums, (ii) with respect to Mr. Lafair, $3,205 in life insurance premiums, (iii) with respect to Mr. Shimek, $1,170 in life insurance premiums, and (iv) with respect to Mr. Nathaniel, $722 in life insurance premiums.

(5)	Mr. Lafair was not a named executive officer for 2020 and, as a result, his compensation information for that year has been omitted.
(6)

Mr. Nathaniel resigned as our Chief Operating Officer effective November 29, 2021. Pursuant to the terms of a transition agreement, Mr. Nathaniel remained an employee of CS Disco through January 13, 2022. See “—Employment Arrangements” below for the terms of Mr. Nathaniel’s transition agreement.

(7)

Amounts reported include the incremental fair value associated with the November 2021 modification of Mr. Nathaniel’s May 2021 and January 2020 options related to his transition from Chief Operating Officer to a non-officer employee role, computed as of the modification date in accordance with ASC Topic 718, in an amount of $233,750 and $41,625, respectively. In November 2021, the vesting schedule of Mr. Nathaniel’s May 2021 option was amended. There was no incremental fair value associated such amendment, which is further described under “—Outstanding Equity Awards as of December 31, 2021” below.

Narrative to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The initial 2021 base salary for Messrs. Camara, Lafair and Nathaniel were $325,000, $300,000, and $300,000, respectively, which were subsequently increased to $500,000, $380,000 and $325,000, respectively in July 2021 in connection with the closing of our initial public offering. The 2021 base salary for Mr. Shimek was $350,000. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Non-Equity Incentive Plan Compensation

We have a bonus policy and a historical practice of setting target bonus amounts for our executive officers expressed as a percentage of base salary and reflected in their employment agreements. Our practice has been to provide for annual bonus payments to our executive officers conditioned upon the achievement of certain performance goals established by our board of directors and individual goals determined by our Chief Executive Officer. We have historically established target bonus amounts which we felt was appropriate considering factors such as compensation opportunities that these executive officers were foregoing from their prior employers, cash bonuses provided to executive officers of our peer companies, the executive officer’s anticipated role criticality relative to others at our company, and the determination by our board of directors or committee thereof and, as applicable, the Chief Executive Officer, of the essential need to attract and retain these executive officers.

Prior to July 2021, the target bonuses for 2021 for Messrs. Camara, Lafair, Shimek and Nathaniel were equal to 54%, 50%, 100% and 50% of their annual base salary, respectively. Effective on July 1, 2021, in connection with our initial public offering, the target bonuses for Messrs. Camara, Lafair and Nathaniel were increased to 100%, 60% and 55% of their annual base salary, respectively. Our corporate performance objectives for 2021, as established by our board of directors, was based on achievement of revenue targets. In January 2022, our compensation committee evaluated our performance against our corporate goals and awarded bonuses to each of our named executive officers based on our achievements in 2021. The 2021 amounts reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for our named executive officers reflect bonuses earned for 2021 performance.

In March 2022, we adopted our Performance Bonus Plan (the “Bonus Plan”) that applies to certain key executives, including all of our named executive officers. The Bonus Plan provides for the opportunity to earn cash incentive payments based upon the attainment of certain corporate, financial, or operational measures or objectives appropriate for the fiscal year. Each participant has a target annual performance incentive opportunity that corresponds to achievement of 100% of the corporate performance goals. The corporate performance goals and incentive formulas will be adopted annually by the compensation committee and communicated to each executive participant. If the corporate performance goals are met, the compensation committee will determine if incentive payments are made as soon as practicable thereafter.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used stock option grants and restricted stock awards and restricted stock unit (“RSU”) awards for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We have historically granted stock options broadly to our employees, and restricted stock awards to certain executive officers. More recently, we have also granted RSU awards (including performance-vesting RSU (“PSU”) awards, as described below) to our employees. Grants to our executives and other employees are made at the discretion of our compensation committee (or our board of directors, with respect to our Chief Executive Officer) and are not made at any specific time period during a year.

Prior to our initial public offering, all of the equity awards we granted were made pursuant to our 2013 Plan. Following our initial public offering, we have granted equity incentive awards under the terms of our 2021 Equity Incentive Plan (“2021 Plan”). No further awards will be granted pursuant to our 2013 Plan.

In March 2022, the compensation committee granted PSU awards under our 2021 Plan for certain of our executive officers, including Mr. Lafair and Mr. Shimek. The number of shares subject to the PSU awards that will be eligible to vest, if any, will be determined based on the compensation committee’s certification of achievement of a revenue performance goal for the performance period commencing on January 1, 2022 and ending on December 31, 2022. One-third of any such eligible shares will vest following certification, with the balance vesting in eight quarterly installments thereafter, subject to the executive’s continued services to us. The PSU award agreement specifies treatment of the awards in the event of the executive’s termination of service and in the event of a change in control. The actual number of PSUs that will be earned and will vest will range from 50% to 200% of the target number of PSUs as determined by measuring actual performance at the end of the performance period against the performance goal based on linear interpolation between the threshold, target and maximum achievement levels. If the revenue performance goal is not met for the performance period, then no PSUs will be earned and will vest.

In May 2022, based upon the recommendation of the compensation committee, the independent members of the board of directors (i.e., all members of the board of directors other than Mr. Camara) approved the CEO Performance Award to Mr. Camara at a meeting of the board of directors from which Mr. Camara recused himself. The CEO Performance Award will be granted on May 25, 2022 and is subject to stockholder approval at the Annual Meeting. The terms of the CEO Performance Award are set forth in Proposal 3.

Outstanding Equity Awards as of December 31, 2021

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2021.

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares of Units of Stock that have not Vested ($)(2)
Kiwi Camara	04/23/2019	283,333	116,667	(3)	8.35	04/23/2029	—		—

Michael S. Lafair	06/08/2018	176,051	—		1.50	06/08/2028	—		—
	06/08/2018	—	—		1.50	06/08/2028	—		—
	05/02/2021	—	—		—	—	200,000	(4)	7,150,000

Andrew Shimek	06/08/2018	127,078	7,307	(5)	1.50	06/08/2028	—		—
	04/23/2020	—	50,000	(6)	8.80	04/23/2030	—		—

Sean Nathaniel	01/30/2020	16,770	18,230	(7)	8.80	04/13/2022	—		—
	05/02/2021	68,750	231,250	(8)	18.70	04/13/2022	—		—

(1)	All option and stock awards listed in this table were granted pursuant to our 2013 Plan.
(2)

This column represents the market value of the shares of our common stock underlying the stock awards as of December 31, 2021, based on the closing price of our common stock, as reported on the NYSE, of $35.75 per share on December 31, 2021.

(3)

One forty-eighth (1/48th) of the shares underlying this option vested or will vest on a monthly basis beginning March 26, 2019, subject to Mr. Camara’s continuous service to us through the applicable vesting date. In the event of Mr. Camara’s termination of employment by our company without cause or his resignation for good reason, in either case following a change in control of our company, the option shall vest in full.

(4)

One forty-eighth (1/48th) of the shares underlying this restricted stock award vested or will vest on a monthly basis beginning January 31, 2022, subject to Mr. Lafair’s continuous service to us through the applicable vesting date. In the event of Mr. Lafair’s termination of employment by our company without cause or his resignation for good reason, in either case following a change in control of our company, the award shall vest in full.

(5)

One fourth (1/4th) of the shares underlying this option vested on January 16, 2019, with the remainder vesting in 36 equal monthly installments thereafter, subject to Mr. Shimek’s continuous service to us through the applicable vesting date.

(6)

One fourth (1/4th) of the shares underlying this option will vest on January 16, 2023, with the remainder vesting in 36 equal monthly installments thereafter, subject to Mr. Shimek’s continuous service to us through the applicable vesting date.

(7)

One fourth (1/4th) of the shares underlying this option vested on January 13, 2021, with the remainder vesting in 36 equal monthly installments thereafter, subject to Mr. Nathaniel’s continuous service to us through the applicable vesting date. Following the termination of Mr. Nathaniel’s employment on January 13, 2022, all remaining unvested options were cancelled. All of Mr. Nathaniel’s vested and unexercised options expired on the three-month anniversary of his departure date.

(8)

Initially, one fourth (1/4th) of the shares underlying this option were to vest on January 1, 2022, with the remainder vesting in 36 equal monthly installments thereafter, subject to Mr. Nathaniel’s continuous service to us through the applicable vesting date. In November 2021, our compensation committee approved an amendment to the option, such that the shares underlying this option vested in 48 equal monthly installments commencing May 2, 2021, subject to Mr. Nathaniel’s continuous service to us through the applicable vesting date. Following the termination of Mr. Nathaniel’s employment on January 13, 2022, all remaining unvested options were cancelled. All of Mr. Nathaniel’s vested and unexercised options expired on the three-month anniversary of his termination date.

Except with respect to the modification of Mr. Nathaniel’s May 2021 and January 2020 options in November 2021, as further described above under “—2021 Summary Compensation Table” and in footnote (8) to the table above, we did not materially modify any outstanding equity awards held by our named executive officers in 2021.

Employment Arrangements

Below are descriptions of our employment arrangements with our named executive officers. The employment of each of our named executive officers is at will. We have entered into employee confidential information and inventions assignment agreements with each of our named executive officers.

Mr. Camara. We maintain an employment agreement with Mr. Camara, originally entered into in December 2013, which was amended and restated in July 2021 and became effective in connection with the closing of our initial public offering. Pursuant to the agreement, as amended and restated, Mr. Camara is entitled to an annual base salary of $500,000 and is eligible to receive an annual performance bonus with a target of 100% of his base salary. In addition, the agreement provides for severance and/or change in control benefits as provided below under “—Potential Payments upon Termination or Change in Control”.

Mr. Lafair. We maintain an employment agreement with Mr. Lafair, originally entered into in January 2018, which was amended and restated in July 2021 and became effective in connection with the closing of our initial public offering. Pursuant to the agreement, as amended and restated, Mr. Lafair was initially entitled to an annual base salary of $380,000 (subsequently increased to $410,000 in January 2022) and is eligible to receive an annual performance bonus with a target of 60% of his base salary. In addition, the agreement provides for severance and/or change in control benefits as provided below under “—Potential Payments upon Termination or Change in Control”.

Mr. Shimek. We maintain an employment agreement with Mr. Shimek, originally entered into in January 2018, which was amended and restated in July 2021 and became effective in connection with the closing of our initial public offering. Pursuant to the agreement, as amended and restated, Mr. Shimek is entitled to an annual base salary of $350,000 and is eligible to receive an annual performance bonus with a target of 100% of his base salary. In addition, the agreement provides for severance and/or change in control benefits as provided below under “—Potential Payments upon Termination or Change in Control”.

Mr. Nathaniel. We entered into an employment agreement with Mr. Nathaniel in January 2020, which was amended and restated in July 2021 and became effective in connection with the closing of our initial public offering. The agreement, as amended and restated, governed the terms of Mr. Nathaniel’s employment with us until November 2021, when we entered into a transition agreement with Mr. Nathaniel. Pursuant to the transition agreement, Mr. Nathanial ceased serving as our Chief Operating Officer in November 2021 but continued to provide services to us as a non-officer employee until his separation from the Company in January 2022. During this transition period, Mr. Nathaniel continued to receive his then-current base salary and benefits but was not entitled to receive a bonus in respect of the Company’s 2021 performance. Upon the termination of his services in January 2022, pursuant to his transition agreement, Mr. Nathaniel was entitled to receive, as severance, six months of his current base salary paid in a lump sum (which was paid in January 2022) and reimbursement of his COBRA premiums for up to six months following termination, subject to execution of an effective release of claims against the Company.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary.

Upon the termination of his services in January 2022, Mr. Nathaniel received certain severance payments and benefits pursuant to his transition agreement, subject to his execution of an effective release of claims against the Company, as further described above under “— Employment Arrangements.”

We have entered into amended and restated employment agreements with our other named executive officers that provide for severance and/or change in control benefits to the named executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). Pursuant to each such agreement, upon a change in control termination, our named executive officers will be entitled to a lump sum payment equal to a portion of his base salary (18 months for Mr. Camara and 12 months for each of Mr. Lafair and Mr. Shimek), a lump sum payment equal to 150% (for Mr. Camara) or 100% (for each of Mr. Lafair and Mr. Shimek) of his annual target cash bonus, payment of COBRA premiums for a period of time (up to 18 months for Mr. Camara and 12 months for each of Mr. Lafair and Mr. Shimek) and accelerated vesting of outstanding equity awards granted on or after the date of the underwriting agreement related to our initial public offering; for equity awards subject to performance vesting, unless otherwise provided in individual award documents, performance will be deemed to be achieved at target level or, if greater, based on actual performance measured as of the effective time of such change in control. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, unless otherwise provided in individual award documents, performance will be deemed to be achieved at target level or, if greater, based on actual performance measured as of the effective time of such change in control). Upon a regular termination, each of our named executive officers will be entitled to a lump sum payment equal to a portion of his base salary (12 months for Mr. Camara and six months for each of Mr. Lafair and Mr. Shimek), payment of COBRA premiums for a period of time (up to 12 months for Mr. Camara and six months for each of Mr. Lafair and Mr. Shimek) and, with respect to Mr. Shimek only, a lump sum payment equal to 50% of his annual target cash bonus. All severance benefits are subject to the executive’s execution of an effective release of claims against the Company.

For purposes of the amended and restated employment agreements, a “regular termination” is an involuntary termination without “cause” (and not as a result of death or disability) or a resignation for “good reason”, each as defined in such agreements, in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control”, as defined in the 2021 Plan, or the “change in control period.” For purposes of the amended and restated employment agreements, a “change in control termination” is an involuntary termination without cause (and not as a result of death or disability) or a resignation for good reason, in any case that occurs during the change in control period.

In addition, each of our named executive officers’ equity awards is subject to the terms of the 2013 Plan (and, with respect to the PSU awards, the 2021 Plan) and award agreement thereunder. A description of the vesting provisions of each equity award held by our named executive officers which is outstanding and unvested as of December 31, 2021 is provided above under “—Outstanding Equity Awards as of December 31, 2021.”

Health and Welfare and Retirement Benefits; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

401(k) Plan

We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $19,500 for calendar year 2021. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 was up to an additional $6,500 above the statutory limit. Prior to December 31, 2021, we did not provide matching or profit-sharing contributions under the plan. As of January 1, 2022, we have started making matching employer contributions equal to 100% of participant contributions up to 1% of the employee’s eligible compensation, and equal to 50% of participant contributions above 1% and up to 6% of the employee’s eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employer matching contributions vest after two years. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	1,700,380	$3.61	6,167,020
Equity plans not approved by stockholders	—	—	—

(1)

Includes the 2013 Plan and the 2021 Plan, but does not include future rights to purchase common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding RSU or restricted stock awards, which have no exercise price.
(3)

Includes the 2021 Plan and ESPP. Stock options or other stock awards granted under the 2013 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of common stock outstanding on December 31st of the preceding year; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of common stock outstanding on December 31st of the preceding year, and (ii) 1,600,000 shares of common stock; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year.

Accordingly, on January 1, 2022, the number of shares of common stock available for issuance under the 2021 Plan and the ESPP increased by 2,900,511 shares and 580,102 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)
Tyson Baber	—	—	—
Susan L. Blount(3)	22,089	326,659	348,748
Colette Pierce Burnette, Ed.D.(4)	16,689	326,659	343,348
Aaron Clark	—	—	—
Robert P. Goodman	—	—	—
Scott Hill(5)	24,097	326,659	350,756
James Offerdahl	33,874	163,307	197,181
Krishna Srinivasan	—	—	—

(1)

Amounts reported represent the aggregate grant date fair value of the stock awards granted to our non-employee directors during 2021 under our 2021 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee directors.

(2)	As of December 31, 2021, the aggregate number of shares underlying unexercised outstanding stock options and RSU awards held by each of our non-employee directors was as follows:

Name	Number of Shares Underlying Options (#)	Number of Restricted Stock Units (#)
Tyson Baber	—	—
Susan L. Blount	—	6,728
Colette Pierce Burnette, Ed.D.	—	6,728
Aaron Clark	—	—
Robert P. Goodman	—	—
Scott Hill	—	6,728
James Offerdahl	2,000	2,752
Krishna Srinivasan	—	—

(3)	Ms. Blount joined our board of directors in April 2021.
(4)	Dr. Burnette joined our board of directors in April 2021.
(5)	Mr. Hill joined our board of directors in June 2021.

Mr. Camara, our Founder and Chief Executive Officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Camara.

Non-Employee Director Compensation Policy

Our board of directors adopted a non-employee director compensation policy in July 2021 that is applicable to all of our non-employee directors. This non-employee director compensation policy provides that each such non-employee director will be eligible to receive the following compensation for service on our board of directors on and following the effective date of the non-employee director compensation policy:

•	an annual cash retainer of $33,500 (the “general annual cash retainer”);

•	an additional annual cash retainer of $25,000 for service as independent chair of the board of directors;

•

an additional annual cash retainer of $8,500, $5,000 and $3,900 for service as a member of the audit committee, compensation committee and the nominating and corporate governance committee, respectively;

•

an additional annual cash retainer of $20,000, $12,000 and $7,500 for service as chair of the audit committee, chair of the compensation committee and chair of the nominating and corporate governance committee, respectively (in lieu of the committee member retainer above);

•

an initial RSU award granted upon a director’s initial election or appointment to the board, with an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to $300,000, vesting in twelve equal quarterly installments; and

•

a refresher RSU award granted at each annual meeting of our stockholders to each non-employee director who (i) has served as a non-employee member of the board for at least six months prior to such annual meeting and (ii) continues to serve following such annual meeting. Such refresher RSU awards will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to $150,000, and will vest in four equal quarterly installments (or the day immediately preceding the next annual meeting, if sooner).

Notwithstanding the foregoing, until the date of our 2024 Annual Meeting of Stockholders, no non-employee director who (i) is affiliated or associated with any of our fund investors and (ii) was serving on our board of directors as of the effective date of the non-employee director compensation policy will be eligible for a cash retainer or a refresher RSU award.

Pursuant to the compensation policy, each non-employee director may elect to receive all of his or her general annual cash retainer as an RSU award, which we refer to as the retainer RSU award. If a non-employee director timely makes this election, the retainer grant will be automatically granted to the non-employee director on January 1 of each year and will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to the aggregate of the general annual cash retainer that would have otherwise been paid for the upcoming calendar year. Each retainer RSU award will vest in four equal installments on the last day of each of the company’s fiscal quarters, subject to the non-employee director’s continued service though each applicable vesting date.

Each of the RSU grants granted under the non-employee director compensation policy described above will be granted under our 2021 Plan. Each such grant will vest subject to the director’s continuous service with us, provided that each RSU award will vest in full upon a “change in control,” as defined in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of May 16, 2022 by:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person or entity known by us to be beneficial owners of more than five percent of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 58,615,864 shares of common stock outstanding as of May 16, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of May 16, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o CS Disco, Inc., 3700 N. Capital of Texas Highway, Suite 150, Austin, Texas 78746.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Bessemer Venture Partners(2)	9,304,099	15.9%
Entities affiliated with LiveOak Venture Partners(3)	8,104,869	13.8%
SG-DISCO, LLC(4)	7,938,003	13.5%
Entities affiliated with Georgian Partners(5)	5,925,486	10.1%
Kiwi Camara(6)	4,264,093	7.2%
Dragoneer Investment Group, LLC(7)	3,426,535	5.8%
Named Executive Officers and Directors:
Kiwi Camara(6)	4,264,093	7.2%
Michael S. Lafair(8)	497,352	*
Andrew Shimek(9)	235,959	*
Tyson Baber	—	—
Susan L. Blount(10)	3,148	*
Colette Pierce Burnette, Ed.D.(11)	1,834	*
Aaron Clark	—	—
Robert P. Goodman(12)	35,857	*
Scott Hill(13)	4,578	*
James Offerdahl(14)	122,718	*
Krishna Srinivasan(3)	8,106,167	13.8%
Sean Nathaniel(15)	14,234	*
All executive officers and directors as a group (12 persons)(16)	13,767,144	23.3%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 58,615,864 shares outstanding on May 16, 2022, adjusted as required by rules promulgated by the SEC.

(2)

Consists of (a) 4,224,063 shares of common stock held by Bessemer Venture Partners VIII L.P. and (b) 5,080,036 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P. (collectively, the “Bessemer Entities”). Deer VIII & Co. L.P. is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd. is the general partner of Deer VIII & Co. L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII & Co. Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII & Co. Ltd. acting as an investment committee. Mr. Goodman, a member of our board of directors, disclaims beneficial ownership of the securities held by the Bessemer Entities, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities. The address of each of the entities and persons named above is c/o Bessemer Venture Partners, 1865 Palmer Ave., Suite 104, Larchmont, NY 10538.

(3)

Consists of (a) 1,712,857 shares of common stock held by LiveOak Venture Partners I, L.P., (b) 4,889,700 shares of common stock held by LiveOak Venture Partners 1A, L.P., (c) 561,314 shares of common stock held by LiveOak I Co-Invest L.P., (d) 768,058 shares of common stock held by LiveOak I Co-Invest II L.P., (e) 172,940 shares of common stock held by LiveOak I Co-Invest IV LP (collectively, the “LiveOak Entities”), and (f) with respect to Krishna Srinivasan only, 750 and 548 shares of common stock held by two of Mr. Srinivasan’s children, respectively. LOVP GP I, L.P. is the general partner of LiveOak Venture Partners I, L.P. LOVP TDA GP, LP is the general partner of each of LiveOak I Co-Invest L.P. and LiveOak I Co-Invest II L.P. LOVP Upper Tier GP I, L.L.C. is the general partner of each of LOVP GP I, L.P. and LOVP TDA GP, LP. LOVP SBIC Management Services, L.L.C. is the general partner of LiveOak Venture Partners 1A, L.P. LiveOak Co-Invest GP, LLC is the general partner of LiveOak I Co-Invest IV LP. Investment and voting decisions with respect to the shares held by the LiveOak Entities are made by Mr. Srinivasan, the chair of our board of directors, and Venu Shamapant, acting as the managers of the ultimate general partner of the LiveOak Entities. The address of each of the entities and persons named above is 805 Las Cimas Parkway, Suite 125, Austin, TX 78746.

(4)

Consists of 7,938,003 shares of common stock held by SG-Disco, LLC. The Stephens Group, LLC is the sole manager of SG-Disco, LLC and has voting and dispositive power over the shares held by SG-Disco, LLC. Investment and voting decisions with respect to the shares beneficially owned by The Stephens Group, LLC are made by W.R. Stephens and Elizabeth S. Campbell, acting as its Board of Managers. Mr. Stephens and Ms. Campbell may be deemed to possess voting and dispositive control over the shares held by SG-Disco, LLC. The address of each of the entities and persons named above is 100 River Bluff Drive, Suite 500, Little Rock, AR 72202.

(5)

Consists of (a) 2,070,867 shares of common stock held by Georgian Partners Growth Fund IV, LP (“Georgian IV”), (b) 3,771,482 shares of common stock held by Georgian Partners Growth Fund (International) IV, LP (“Georgian International IV”), and (c) 54,805 shares of common stock held by Georgian Council II ULC (“Georgian Council”), and (d) 28,332 shares of common stock held by Georgian Council as bare trustee for the beneficial owners Georgian IV and Georgian International IV. The direct general partner of Georgian IV and Georgian International IV is Georgian Partners IV GP, LP (“Georgian IV Direct GP”). The ultimate general partner of Georgian IV and Georgian International IV is Georgian Partners IV GP Inc. (“Georgian IV Ultimate GP”), which also acts as the general partner of Georgian IV Direct GP. Georgian Direct GP and Georgian Ultimate GP may each be deemed to have sole voting and dispositive power with respect to the shares held by each of Georgian IV and Georgian International IV. Justin LaFayette, Simon Chong and John Berton are the directors of each of Georgian IV Ultimate GP and Georgian Council and may be deemed to have shared voting and dispositive power with respect to the shares held by Georgian IV and Georgian International IV. The address of each of the entities and persons named above is 2 St. Clair Avenue West, Suite 1400, Toronto, ON M4V 1L5, Canada.

(6)

Consists of (a) 3,930,760 shares of common stock held by Mr. Camara and (b) 333,333 shares issuable upon exercise of stock options held by Mr. Camara that are currently exercisable or exercisable within 60 days of May 16, 2022.

(7)

Consists of 3,426,535 shares of common stock held by Dragoneer Investment Group, LLC (“Dragoneer”). Dragoneer is a registered investment adviser under the Investment Advisers Act of 1940, as amended. As the managing member of Dragoneer, Cardinal DIG CC, LLC may also be deemed to share voting and dispositive power with respect to the shares held by Dragoneer. Marc Stad is the sole member of Cardinal DIG CC, LLC, and may be deemed to share beneficial ownership of the shares held by Dragoneer. The address of each of the entities and person named above is One Letterman Dr., Bldg. D, Ste M500, San Francisco, CA 94129.

(8)

Consists of (a) 395,303 shares of common stock held by Mr. Lafair and (b) 102,049 shares issuable upon exercise of stock options held by Mr. Lafair that are currently exercisable or exercisable within 60 days of May 16, 2021.

(9)

Consists of (a) 126,574 shares of common stock held by Mr. Shimek and (b) 109,385 shares issuable upon exercise of stock options held by Mr. Shimek that are currently exercisable or exercisable within 60 days of May 16, 2021. Excludes (a) 16,892 shares transferred to the Isabella P. Stevenson-Shimek 2021 Irrevocable Trust in June 2021 and (b) 16,891 shares transferred to the Harper L. Stevenson-Shimek 2021 Irrevocable Trust in June 2021.

(10)	Consists of 3,148 shares of common stock held by Ms. Blount.
(11)	Consists of 1,834 shares of common stock held by Dr. Burnette.
(12)

Consists of (a) 18,855 shares of common stock held by Mr. Goodman, (b) 11,115 shares of common stock held by Cracktuxet II, LLC, over which Mr. Goodman exercises control, and (c) 5,887 shares held by NB Group, LLC, over which Mr. Goodman exercises control. Mr. Goodman disclaims beneficial ownership of the securities held by the Bessemer Entities (as defined above) referred to in footnote (2) above, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities.

(13)	Consists of (a) 3,878 shares of common stock held by Mr. Hill, and (b) 700 shares of common stock held by Mr. Hill’s child.
(14)	Consists of (a) 121,801 shares of common stock held by Mr. Offerdahl and (b) 917 shares issuable upon the settlement of RSU awards held by Mr. Offerdahl that vest within 60 days of May 16, 2022.
(15)

Mr. Nathaniel resigned as our Chief Operating Officer in November 2021 and ceased employment with us in January 2022. He is included in this table because he is a named executive officer for the year ended December 31, 2021, but he is not counted for purposes of aggregating beneficial ownership of directors and executive officers as a group.

(16)

Consists of (a) 13,194,376 shares of common stock held by our directors and executive officers, (b) 571,851 shares issuable upon exercise of stock options held by our directors and executive officers that are currently exercisable or exercisable within 60 days of May 16, 2022 and (c) 917 shares issuable upon the settlement of RSU awards held by our directors and executive officers that vest within 60 days of May 16, 2022.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions since January 1, 2020, to which we have been a participant in which:

•	the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of December 31, 2021 and 2020; and

•

any of our directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Series F Redeemable Convertible Preferred Stock

In September 2020 and October 2020, we issued and sold an aggregate of 4,038,672 shares of our Series F redeemable convertible preferred stock in multiple closings at a purchase price of $14.8565 per share, for an aggregate purchase price of $60.0 million. Immediately prior to the closing of our IPO on July 23, 2021, each share of our Series F redeemable convertible preferred stock automatically converted into one share of our common stock.

The table below sets forth the number of shares of our Series F redeemable convertible preferred stock purchased by our related parties.

Stockholder	Shares of Series F Convertible Preferred Stock	Total Purchase Price ($)
Entities affiliated with Georgian Partners(1)	2,019,355	30,000,565
Entities affiliated with Bessemer Venture Partners(2)	807,727	11,999,999
SG-Disco, LLC(3)	673,106	9,999,999
Entities affiliated with LiveOak Venture Partners(4)	201,931	3,000,000

(1)

The entities affiliated with Georgian Partners holding our Series F redeemable convertible preferred stock whose shares are aggregated for purposes of reporting share ownership information are Georgian Partners Growth Fund IV, LP, Georgian Partners Growth Fund (International) IV, LP and Georgian Council II ULC. These entities beneficially own more than 5% of our outstanding capital stock and Tyson Baber, a member of our board of directors, is a Lead Investor of Georgian Partners. See “Security Ownership of Certain Beneficial Owners and Management” for additional information.

(2)

The entities affiliated with Bessemer Venture Partners holding our Series F redeemable convertible preferred stock whose shares are aggregated for purposes of reporting share ownership information are Bessemer Venture Partners VIII L.P. and Bessemer Venture Partners VIII Institutional L.P. These entities collectively beneficially own more than 5% of our outstanding capital stock. Robert P. Goodman, a member of our board of directors, is a Partner of Bessemer Venture Partners. See “Security Ownership of Certain Beneficial Owners and Management” for additional information.

(3)

The Stephens Group is the manager of SG-DISCO, LLC. SG-Disco, LLC beneficially owns more than 5% of our outstanding capital stock and Aaron Clark, a member of our board of directors, is a Managing Director of The Stephens Group. See “Security Ownership of Certain Beneficial Owners and Management” for additional information.

(4)

The entity affiliated with LiveOak Venture Partners holding our Series F redeemable convertible preferred stock whose shares are aggregated for purposes of reporting share ownership information is LiveOak I Co-Invest IV L.P. This entity together with other entities affiliated with LiveOak Venture Partners beneficially own more than 5% of our outstanding capital stock. Krishna Srinivasan, the chair of our board of directors and a member of our board of directors, is a Founding Partner of LiveOak Venture Partners. See “Security Ownership of Certain Beneficial Owners and Management s” for additional information.

September 2021 Secondary Offering

In connection with our secondary follow-on offering of our common stock in September 2021, certain of our directors, executive officers and holders of more than 5% of our common stock sold shares of common stock:

Name	Number of Shares Sold
Entities affiliated with Bessemer Venture Partners(1)	1,870,089
SG-Disco, LLC(2)	1,515,530
Entities affiliated with LiveOak Venture Partners(3)	1,358,699
Kiwi Camara	707,069
Keith Zoellner	85,098
Michael S. Lafair	66,724
Andrew Shimek	40,974
James Offerdahl	8,000

(1)

The entities affiliated with Bessemer Venture Partners who sold shares of our common stock and whose sold shares are aggregated for purposes of reporting share ownership information are Bessemer Venture Partners VIII L.P. and Bessemer Venture Partners VIII Institutional L.P. These entities collectively beneficially own more than 5% of our outstanding capital stock. Robert P. Goodman, a member of our board of directors, is a Partner of Bessemer Venture Partners. See “Security Ownership of Certain Beneficial Owners and Management” for additional information.

(2)	Aaron Clark, a member of our board of directors, is a Managing Director of The Stephens Group. See “Security Ownership of Certain Beneficial Owners and Management” for additional information.
(3)

The entities affiliated with LiveOak Venture Partners who sold shares of our common stock and whose sold shares are aggregated for purposes of reporting share ownership information is LiveOak Venture Partners 1A, L.P., LiveOak Venture Partners I, L.P., LiveOak I Co-Invest L.P., LiveOak I Co-Invest II L.P. and LiveOak I Co-Invest IV L.P. These entities collectively beneficially own more than 5% of our outstanding capital stock. Krishna Srinivasan, the chair of our board of directors and a member of our board of directors, is a Founding Partner of LiveOak Venture Partners. See “Security Ownership of Certain Beneficial Owners and Management” for additional information.

All of these shares were sold to the public at the public offering price of $53.00 per share, and the selling stockholders paid all applicable per share underwriting fees and commissions to the underwriters. We received no proceeds from the sale of these shares by the selling stockholders.

Promissory Note with Mr. Lafair

In October 2018, we entered into a promissory note with Michael S. Lafair, our Chief Financial Officer, pursuant to which we loaned to Mr. Lafair the principal amount of $150,795, with interest accruing at a rate of 2.83% per annum, in connection with the exercise by Mr. Lafair of options to purchase an aggregate of 100,529 shares of our common stock. In connection with entering the promissory note, Mr. Lafair also granted us a security interest in the shares to be purchased as collateral for the note. Mr. Lafair repaid the loan in full in June 2021.

Equity Grants to Directors and Executive Officers

We have granted stock options and restricted stock awards to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at proxy@csdisco.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

May 31, 2022

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.csdisco.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available without charge upon written request to us via email at proxy@csdisco.com.

APPENDIX A

CS DISCO, INC.

STOCK OPTION GRANT NOTICE

CS Disco, Inc. (the “Company”) has granted to you (“Optionholder”) an option to purchase the number of Shares set forth below (such award, the “Option”). The Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (this “Grant Notice”) and in the Stock Option Agreement and the Notice of Exercise, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Stock Option Agreement shall have the meanings set forth in the Stock Option Agreement.

In the event that the Company’s stockholders do not approve the Option at the Company’s 2022 Annual Meeting of Stockholders (“Stockholder Approval”), the Option will immediately terminate and have no further force or effect as of the closing of the polls at such meeting. Notwithstanding anything in the provisions governing the Option to the contrary, no portion of the Option shall vest or become exercisable unless Stockholder Approval occurs.

Optionholder:	Kiwi Camara

Date of Grant:	May 25, 2022

Number of Shares:	4,366,966

Exercise Price (Per Share):	$32.00, which reflects the greater of (i) $32.00 and (ii) the closing sales price of the Common Stock on the Date of Grant

Total Exercise Price:	$139,742,912.00

Expiration Date:	May 24, 2032

Type of Grant:	Nonstatutory Stock Option
Exercise and
Vesting Schedule:	See Section 2 of the Stock Option Agreement

Optionholder Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•

The Option is governed by this Grant Notice and the provisions of the Stock Option Agreement and the Notice of Exercise, all of which are made a part of this document. Unless otherwise provided in this Grant Notice and the Stock Option Agreement (together, the “Option Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•

You consent to receive this Grant Notice, the Stock Option Agreement, the prospectus regarding the Option (“Prospectus”) and any other related documents by electronic delivery and to have the Option administered through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

•	You have read and are familiar with the applicable provisions of this Grant Notice, the Stock Option Agreement, and the Notice of Exercise.

•

The Grant Notice, Stock Option Agreement, Notice of Exercise, and your Amended and Restated Employment Agreement, effective as of July 20, 2021, between you and the Company, as the same may be amended from time to time (the “Employment Agreement”) set forth the entire understanding between you and the Company regarding the acquisition of Common Stock pursuant to the Option and supersede all prior oral and written agreements, promises and/or representations on that subject (including any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you), with the exception of other equity awards previously granted to you. In the event of any conflict between the provisions of (i) this Grant Notice, the Stock Option Agreement and the Notice of Exercise and (ii) the Employment Agreement, the provisions of this Grant Notice, the Stock Option Agreement and the Notice of Exercise shall control.

•

Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other Applicable Law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

CS DISCO, INC.			OPTIONHOLDER
By:
	Signature		Signature
Title:		Date:
Date:

ATTACHMENTS: Stock Option Agreement, Notice of Exercise

Attachment I

CS DISCO, INC.

STOCK OPTION AGREEMENT

As reflected by the Stock Option Grant Notice to which this Stock Option Agreement is attached (“Grant Notice”), CS Disco, Inc. (the “Company”) has granted to Kiwi Camara (“Camara”) an option to purchase a number of Shares at the exercise price indicated in the Grant Notice (the “Option”). Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Grant Notice shall have the meanings set forth in the Grant Notice. The terms of the Option as specified in the Grant Notice and this Stock Option Agreement constitute the Option Agreement.

The terms and conditions applicable to the Option are as follows:

1. DEFINITIONS.

(a) “90-Day VWAP” means the VWAP for any 90-calendar day period commencing during the Performance Period and ending on or prior to the final day of the Performance Period.

(b) “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(c) “Board” means the Board of Directors of the Company.

(d) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e) “Cause” has the meaning given to such term in the Employment Agreement.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events that also, to the extent necessary to avoid adverse personal income tax consequences to Camara in connection with the Option, constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the

“Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(g) “CIC Price” means the amount of cash and the fair market value of any securities or other property paid as consideration, on a per Share basis, to the Company’s stockholders (and if less than all of the Company’s stockholders’ Shares are impacted by such Change in Control, such as in the case of certain transactions under Section 1(f)(i), then the consideration paid, on a per Share basis, to the Company stockholders who receive consideration) in a Change in Control (or to be paid as consideration to the Company in a Change in Control instead of to Company stockholders, for example in a Change in Control pursuant to the sale of Company assets, measured on a per Share basis had such amounts been paid to the Company’s stockholders). For this purpose, publicly-traded securities that are readily tradeable (“Marketable Securities”) shall be valued at fair market value as of the closing date of the Change in Control. If any such consideration consists in whole or in part of non-cash consideration other than Marketable Securities, the Board will determine the value of the non-cash per-Share consideration for purposes of the Option Agreement in its reasonable good faith discretion.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Common Stock” means the common stock of the Company.

(j) “Compensation Committee” means the compensation committee of the Board.

(k) “Continuous Service” means that Camara’s service with the Company as an employee or consultant is not interrupted or terminated. A change in the capacity in which Camara renders service to the Company as an employee or consultant, provided that there is no interruption or termination of his service as such, will not terminate his Continuous Service. The Compensation Committee shall determine whether, to the extent permitted by law, Continuous Service will be considered interrupted in the case of any leave of absence approved by the Board, including extended sick leave (specifically excluding routine absences for illness), military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting only to such extent as may be provided in the Company’s leave of absence policy (provided that the terms under such policy that apply to Camara also apply consistently and to the same extent to all of the Company’s senior executives), in the written terms of any leave of absence agreement between Camara and the Company, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(l) “Continuous Service in a Leadership Role” means Camara’s Continuous Service as the Company’s Chief Executive Officer, Executive Chair of the Board and/or any other position approved by the Board.

(m) “Daily Total Dollar Volume” means the product of (i) the closing sales price of the Common Stock on a given trading day multiplied by (ii) the corresponding day’s trading volume of the Common Stock, in each case as reported on the primary U.S. exchange on which the Common Stock trades.

(n) “Entity” means a corporation, partnership, limited liability company or other entity.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(q) “Expiration Date” means the expiration date set forth in the Grant Notice.

(r) “Fair Market Value” means, as of any date, unless otherwise determined by the Compensation Committee, the value of the Common Stock (as determined on a per Share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Compensation Committee deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Compensation Committee, the Fair Market Value will be determined by the Compensation Committee in good faith and in a manner that complies with Section 409A of the Code.

(s) “Good Reason” has the meaning given to such term in the Employment Agreement.

(t) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(u) “Non-Qualifying Termination” means Camara’s Continuous Service terminates for any reason other than a Qualifying Termination.

(v) A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(w) “Performance Period” means the period commencing on (and including) the Date of Grant and ending on (and including) the earliest of (i) the Expiration Date, (ii) immediately prior to a Change in Control; and (iii) the date on which the Option otherwise terminates pursuant to the Option Agreement.

(x) “Qualifying Termination” means a termination of Camara’s Continuous Service in a Leadership Role by the Company without Cause (not including any termination due to his death or disability) or (B) Camara’s voluntary resignation from his Continuous Service in a Leadership Role for Good Reason.

(y) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(z) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aa) “Share” or Shares” means a share or shares of Common Stock, as applicable.

(bb) A “Subsidiary” means (A) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (B) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(cc) “VWAP” means the quotient of (i) the sum of the Daily Total Dollar Volume for the designated period of trading days divided by (ii) the sum of the total trading volume of the Common Stock as reported on the primary U.S. exchange on which the Common Stock trades for the designated period of trading days, with trading days being the days on which the primary U.S. exchange on which the Common Stock trades is open for trading.

2. VESTING.

(a) General. The Option is divided into six vesting tranches (each a “Tranche”), with each Tranche representing a portion of the Option covering that number of Shares as specified in the table below (in the row for the applicable Tranche number). Except as otherwise provided in Section 2(b) or 2(c) below or pursuant to the Time-Vesting Schedule (as defined below), each Tranche will vest on the date, if any, that the Compensation Committee determines and certifies in writing that the Milestone Price applicable to such Tranche, as specified in the table (in the row for the applicable Tranche number), has been achieved (each such date, a “Certification Date”), subject to Camara’s Continuous Service in a Leadership Role through the date that the Milestone Price has been achieved (such date, the “Achievement Date”). In order for any Milestone Price to be considered achieved, the 90-Day VWAP must equal or exceed the Milestone Price. Except as otherwise provided in Section 2(b) or 2(c) below, if the Milestone Price applicable to any Tranche is achieved prior to the second anniversary of the Date of Grant (as set forth in the Grant Notice), such Tranche will vest in equal installments on the same day of each month as the Date of Grant between the applicable Achievement Date for such Tranche and the second anniversary of the Date of Grant (with the last vesting date being such second anniversary), subject to Camara’s Continuous Service through the applicable vesting date (the “Time-Vesting Schedule”). Except as otherwise provided in Section 2(c) below, (i) vesting of any portion of the Option (other than any portion subject to the Time-Vesting Schedule) for which the Milestone Price applicable to such portion has not been met through the date of termination of Camara’s Continuous Service in a Leadership Role will cease upon termination of Camara’s Continuous Service in a Leadership Role, and (ii) no portion of the Option subject to the Time-Vesting Schedule will vest following the date of termination of Camara’s Continuous Service. The Compensation Committee, acting reasonably and in good faith, will make all determinations regarding whether Camara’s Continuous Service in a Leadership Role or Continuous Service has terminated.

Tranche Number	Milestone Price (per Share)	Shares Eligible to Vest Upon Achievement of Applicable Milestone Price
1	$150	291,131 shares
2	$300	436,697 shares
3	$450	727,827 shares
4	$600	970,437 shares
5	$750	970,437 shares
6	$900	970,437 shares

Each Tranche may only vest (or commence vesting, as applicable) once, upon the Certification Date for the achievement of the Milestone Price corresponding to such Tranche or otherwise in accordance with the Time-Vesting Schedule or Section 2(b) or 2(c) below. The Compensation Committee shall, periodically and upon Camara’s written request, assess whether any applicable unmet Milestone Prices have been achieved. Any such assessment done upon Camara’s written request will be completed within 45 days following such request (and in all cases at least 2 business days prior to the Expiration Date or earlier date of termination of the term of the Option as determined in accordance with Section 4 below). Notwithstanding any contrary provision of this Agreement, and in all cases, to the extent the Option remains outstanding through the date 2 business days prior to the Expiration Date and the Milestone Price for one or more Tranches have not yet been achieved, then no later than 2 business days prior to the Expiration Date, and provided the Compensation Committee, in its reasonable good faith discretion, deems it reasonably probable that any unachieved Milestone Price(s) likely will become achieved on any day on or before the Expiration Date, the Compensation Committee will complete a certification, treating the Milestone Price(s) as being achieved as of the Certification Date so that Camara has a reasonable opportunity to exercise, on or before the Expiration Date, the Tranche(s) that vest pursuant to such certification.

(b) Change in Control. If a Change in Control occurs during the Performance Period (or the Qualifying Termination Period if Section 2(c)(iii)(1) below applies), the following provisions will apply:

(i) Tranches Subject to Milestone Prices Not Yet Achieved: With respect to any Tranche for which the applicable Milestone Price has not been achieved prior to the effective time of such Change in Control, if the CIC Price is equal to or greater than such Milestone Price, then such Tranche will vest. If the CIC Price falls between two consecutive Milestone Prices, then a portion of the Tranche corresponding to the higher Milestone Price will vest based on a linear interpolation between such Milestone Prices, rounded to the nearest whole share. Any such vesting will occur as of the date immediately prior to such Change in Control (or on an earlier date if the Compensation Committee determines necessary for administrative purposes) (except as otherwise provided in Section 2(c)(iii)(1) below), contingent upon the effectiveness of such Change in Control and, except as set forth in Section 2(c)(iii)(1) below, subject to Camara’s Continuous Service in a Leadership Role through the date immediately prior to the Change in Control. The Option will terminate upon a Change in Control as to any Tranche (or portion thereof) subject to this Section 2(b)(i) that remains unvested following application of this Section 2(b)(i) and any other Compensation Committee certifications of Milestone Price achievement completed prior to the Change in Control.

(ii) Tranches Subject to Time-Vesting Schedule: With respect to any Tranche for which the applicable Milestone Price has been achieved prior to the Change in Control, if any portion of such Tranche remains subject to the Time-Vesting Schedule as of immediately prior to the Change in Control, then such portion will vest immediately prior to the Change in Control (or on an earlier date if the Compensation Committee determines necessary for administrative purposes), contingent upon the effectiveness of such Change in Control and subject to Camara’s Continuous Service through the date immediately prior to the effective time of such Change in Control.

(iii) Termination of Option: Any vested portion of the Option (including any portion of the Option that becomes vested pursuant to Section 2(b)(i) or 2(b)(ii) above) will terminate if not exercised at or prior to the Change in Control, unless such portion is assumed or continued, or substituted with a similar award(s) (in each case, to the extent such portion is outstanding), by the surviving corporation or acquiring corporation (or its parent company) in such Change in Control. Any unvested portion of the Option will terminate at the effective time of such Change in Control.

(c) Termination of Service.

(i) If Camara’s Continuous Service in a Leadership Role terminates for any reason, the Compensation Committee shall promptly assess whether, on or prior to the date of such termination, any applicable unmet Milestone Prices have been achieved and shall provide certification (no later than 45 days following such termination and, in all cases, at least 2 business days prior to the Expiration Date or earlier date of termination of the term of the Option as determined in accordance with Section 4 below) as to whether such Milestone Prices have been achieved. Any portion of the Option that has not vested by the date of such termination will remain outstanding as necessary to give effect to such assessment and certification specified in the immediately preceding sentence (but in no event later than the Expiration Date) solely for purposes of such certification, and any portion of the Option that fails to vest upon such certification will terminate automatically at such time, except as otherwise provided in Section 2(c)(iii) below; provided, however, that any portion of the Option that is subject to the Time-Vesting Schedule as of the date of such termination will not terminate until the applicable time or period set forth in Section 2(c)(ii) or 2(c)(iii) below.

(ii) In the event of any Non-Qualifying Termination, (A) any Tranche (or portion thereof) subject to the Time-Vesting Schedule that is not vested as of the date of such Non-Qualifying Termination will terminate automatically, and (B) any Tranche (or portion thereof) subject to the Time-Vesting Schedule that is vested as of the date of such Non-Qualifying Termination will not terminate until the expiration of the term of the Option (as determined in accordance with Section 4 below).

(iii) In the event of a Qualifying Termination, then subject to Camara (i) continuing to comply with his obligations under the Employee Confidential Information and Inventions Assignment Agreement attached as Exhibit A to the Employment Agreement (the “CIIAA”) and (ii) delivering to the Company an effective, general release of claims in the form attached to the Employment Agreement (the “Release”) within the applicable time period set forth therein (collectively, the “CIIAA/Release Requirements”):

(1) Tranches Subject to Milestone Prices Not Yet Achieved: With respect to any Tranche for which the applicable Milestone Price has not been achieved prior to such Qualifying Termination, such

Tranche will vest if such Milestone Price is achieved during the 12-month period following such Qualifying Termination or, if earlier, by the last day of the Performance Period (such measurement period, the “Qualifying Termination Period”). The effective date of any such vesting will be the later of the applicable Certification Date for such Tranche or the effective date of the Release (provided that such effective date will be no later than 2 business days prior to the earlier of the Expiration Date or expiration of the term of the Option in accordance with Section 4) (such effective date of vesting, the “Qualifying Termination Vesting Date”). In order to give effect to the intent of this Section 2(c)(iii)(1), if this Section 2(c)(iii)(1) is applicable, then such Tranche will remain outstanding and will not terminate until the following: (x) if such Tranche does not vest in accordance with this Section 2(c)(iii)(1), the last day of the Qualifying Termination Period; or (y) if such Tranche does vest in accordance with this Section 2(c)(iii)(1), the later of the expiration of the term of the Option (as determined in accordance with Section 4 below) and the latest potential effective date of the Release but in no event later than the Expiration Date. With respect to any Milestone Prices that the Compensation Committee has not certified, prior to the end of the Qualifying Termination Period, as having been achieved, the Compensation Committee will complete a certification to determine the extent of achievement of such Milestone Prices through the last day of the Qualifying Termination Period, by no later than the earlier of (A) 15 days following the end of the Qualifying Termination Period, and (B) 2 business days prior to (I) the Expiration Date or (II) if earlier, the date of expiration of the term of the Option as determined in accordance with Section 4 below.

Notwithstanding the foregoing, if a Change in Control occurs during the Qualifying Termination Period and the Milestone Price applicable to any Tranche has not been achieved prior to the effective time of such Change in Control, then the provisions of Section 2(b)(i) above will apply, such that such Tranche(s) (or a portion thereof) will vest as a result of such Change in Control if the vesting requirements set forth in Section 2(b)(i) above are met (notwithstanding the fact that Camara’s Continuous Service has terminated). The effective date of any such vesting will be, contingent upon the Change in Control: (x) the date immediately prior to the Change in Control (or an earlier date if the Compensation Committee determines necessary for administrative purposes); or (y) if later, but provided the Option will not terminate at the effective time of the Change in Control, the effective date of the Release. In addition, notwithstanding the foregoing, if a Change in Control occurs during the Qualifying Termination Period, (i) the Qualifying Termination Period will end on such Change in Control and (ii) Section 2(b)(iii) above will apply, such that the Option (or any portion thereof) will terminate at the effective time of such Change in Control if such termination is in accordance with Section 2(b)(iii) above.

(2) Tranches Subject to Time-Vesting Schedule: With respect to any Tranche for which the applicable Milestone Price has been achieved prior to a Qualifying Termination, if any portion of such Tranche remains subject to the Time-Vesting Schedule as of the date of the Qualifying Termination, then (i) if Camara satisfies the CIIAA/Release Requirements, such portion (x) will vest as of the effective date of the Release (or if earlier, 2 business days prior to the Expiration Date) and (y) will not terminate until the expiration of the term of the Option (as determined in accordance with Section 4 below); or (ii) if Camara does not satisfy the CIIAA/Release Requirements and his Continuous Service terminates upon such Qualifying Termination, such portion will terminate automatically upon such Qualifying Termination. In order to give effect to the intent of this Section 2(c)(iii)(2), if this Section 2(c)(iii)(2) is applicable, then such portion will remain outstanding and will not terminate until the latest potential effective date of the Release.

3. EXERCISE.

(a) The holder of this Option may exercise the vested portion of the Option for whole Shares at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Company in accordance with the reasonable exercise procedures established by the Company, which may include an electronic submission. Any such exercise may only occur if in compliance with Applicable Law (including, if required, after any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, are made and the applicable waiting period has expired).

(b) To the extent permitted by Applicable Law, the holder of this Option may pay the exercise price of the Option as follows:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of Shares that are already owned by Camara or the holder of this Option free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Common Stock is publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the holder of this Option in cash or other permitted form of payment, (C) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (E) such shares have been held by Camara or the holder of this Option, as applicable, for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery; or

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) such shares used to pay the exercise price will not be exercisable thereafter and (B) any remaining balance of the exercise price not satisfied by such net exercise is paid in cash or other permitted form of payment.

(c) By accepting the Option, Camara agrees that he will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company held by him, for a period of no more than 90 days following the effective date of a registration statement of the Company on Form S-1 or Form S-3 or a prospectus supplement thereto filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”). Camara shall execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Shares until the end of such period. Camara also agrees that any transferee of the Option or any Shares issued upon exercise thereof prior to the completion of the Holding Period will be bound by this Section 3(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 3(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

4. TERM. The vested portion of Option may not be exercised after its term expires. The term of the Option expires upon the earliest of the following:

(a) 24 months after the termination of Camara’s Continuous Service;

(b) immediately upon a Change in Control if the Option will terminate in connection with such Change in Control pursuant to Section 2(b)(iii) above, provided that in the event that Camara’s Continuous Service in a Leadership Role terminated prior to such Change in Control, the holder of this Option will receive written notice from the Company of such anticipated Change in Control no later than 10 days prior to the completion of such Change in Control;

(c) immediately upon a dissolution or liquidation of the Company, provided that in the event that Camara’s Continuous Service in a Leadership Role terminated prior to such dissolution or liquidation of the Company, the holder of this Option will receive written notice from the Company of such anticipated dissolution or liquidation no later than 10 days prior to the completion of such dissolution or liquidation of the Company; and

(d) the Expiration Date.

For purposes of the Option, each of the periods set forth in Section 4(a) and 4(b) above will be considered a “Post-Termination Exercise Period.” To the extent the Option is not exercised within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of the Option), such unexercised portion of the Option will terminate, and no one will have any further right, title or interest in the terminated Option, the Shares subject to the terminated Option, or any consideration in respect of the terminated Option.

5. WITHHOLDING OBLIGATIONS.

(a) The Option may not be exercised unless the applicable tax withholding obligations are satisfied. Accordingly, the Option may not be exercised even though the Option is vested, and the Company shall have no obligation to issue Shares subject to the Option, unless and until such obligations are satisfied.

(b) Upon and in accordance with Camara’s directions, the Company will satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to the Option by one or a combination of the following means: (i) allowing Camara to tender a cash payment; or (ii) allowing Camara to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board. The Company will permit Camara to enter and modify a Rule 10b5-1 trading plan (or any similar successor arrangement) to satisfy any applicable tax withholding obligations to the extent permissible under Applicable Law. In the event that the amount of the Company’s withholding obligation in connection with the Option was greater than the amount actually withheld by the Company, Camara agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount, provided that the Company acted reasonably and in good faith in implementing the withholding.

(c) Except as required by Applicable Law, the Company has no duty or obligation to advise Camara or any other holder of the Option as to the time or manner of exercising the Option. Furthermore, the Company has no duty or obligation to warn or otherwise advise Camara or any other holder of the Option of a pending termination or expiration of the Option or a possible period in which the Option may not be exercised, except with respect to the notice requirements set forth in Sections 4(b) and 4(c) above. The Company has no duty or obligation to minimize the tax consequences of the Option to Camara or any holder of the Option and will not be liable to Camara or any holder of the Option for any adverse tax consequences to Camara in connection with the Option.

6. TRANSFERABILITY. The Option is not transferable, except by will or by the applicable laws of descent and distribution; provided, however, that Camara may transfer any portion of the Option (a) to the extent that such transfer involves merely a change in the form in which Camara holds the Option (e.g., transfer the Option to an inter vivos trust for which he is the beneficiary during his lifetime), (b) for estate planning purposes to members of Camara’s immediate family or estate planning vehicles for the primary benefit of Camara and/or Camara’s immediate family, and (c) for charitable purposes to a tax-exempt charitable entity founded by Camara; provided that, for so long as Camara remains in Continuous Service in a Leadership Role, Camara must retain voting and dispositive control of the Option and any Shares resulting from exercise of the Option until expiration of the Holding Period (as defined in Section 8). “Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, niece or nephew, including adoptive relationships. Any such transfer must not be for consideration (other than any consideration exchanged between Camara and a transferee for tax and estate planning benefits) and the transferee must sign such documents as the Company reasonably may request in order to confirm the transferee’s acceptance of and agreement to the terms of the Option.

7. NO LIABILITY FOR TAXES. As a condition to accepting the Option, Camara hereby (a) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledges that Camara was advised to consult with Camara’s own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, Camara acknowledges that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, Camara agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

8. HOLDING PERIOD. By accepting the Option, Camara agrees that neither Camara nor any permitted transferee will sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, enter into any hedging or similar transaction with the same economic effect as a sale with respect to, assign, pledge or hypothecate any Shares issuable upon exercise of the Option for a period of at least 12 months following the date of such exercise, except for Shares withheld or sold to satisfy the applicable exercise price, Shares sold to satisfy any applicable tax withholding obligations (which for this purpose will include, without limitation, payments to be made with Camara’s tax returns, which payments are attributable to exercise of the Option) associated with exercise of the Option or shares pledged in accordance with Section 10 (the “Holding Period”). Notwithstanding the foregoing, Camara shall be permitted to transfer shares issued upon exercise of the Option to the same extent as Camara may transfer the Option as set forth in Section 6, and the Holding Period described above shall cease to apply upon a Change in Control. Camara further agrees to execute and deliver such other agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Shares until the end of such period.

9. CLAWBACK/RECOVERY. If the Company is required to prepare an accounting restatement for any fiscal quarter or year that is the result of the process of revising previously issued financial statements to reflect the correction of one or more errors that are material to those financial statements (an “Accounting Restatement”), any portion of the Option that vested within the three-year period preceding the date on which the Board or its Audit Committee determines that the Company is required to prepare the Accounting Restatement is subject to the following provisions:

(a) If the Compensation Committee determines, in its reasonable good faith discretion, that a lesser portion of the Option would have vested based on the restated financial results, the Company may, at the discretion of the Compensation Committee, require forfeiture or seek recoupment (as applicable) of the portion of the Option (or value received thereunder) that would not have vested based on the restated financial results, less any amounts Camara may have paid to the Company in exercising such portion of the Option (the “Recoverable Amount”).

(b) To the extent permitted by Applicable Law, the Compensation Committee, in its sole discretion, may seek recoupment of the Recoverable Amount from Camara from any of the following sources: (i) direct repayment of the Recoverable Amount previously paid to Camara; (ii) future payments of cash or equity-based incentive compensation payable to Camara; or (iii) by offsetting the Recoverable Amount owed to the Company against any compensation or other amounts owed by the Company to Camara.

(c) In exercising its business judgment, the Compensation Committee may consider whether asserting a claim against Camara may violate Applicable Law or prejudice the Company’s interests in any way,

including in a proceeding or investigation, whether the cost of asserting a claim against Camara would exceed the Recoverable Amount the Company would be likely to receive, and any other factors it deems relevant to the determination. The Compensation Committee may, in its sole discretion, also reduce the Recoverable Amount by the amount determined by the Compensation Committee to reasonably take into account the adverse tax consequences of such repayment to Camara.

In addition, the Option and any shares issued upon exercise thereof will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, but in all cases only to the extent that any such terms of the clawback policy are required by Applicable Law to apply to the Option.

No recovery of compensation under this Section 9 or any such policy adopted by the Company will be an event giving rise to a right to voluntarily terminate employment for Good Reason.

10. PLEDGING. Camara shall not be permitted to pledge any Shares as provided in the Company’s Insider Trading Policy, except that Camara (and his permitted transferees as specified in Section 6) shall be permitted to use shares acquired upon exercise of the Option and shares previously acquired by Camara (or his permitted transferees as specified in Section 6) as collateral for one or more loans on commercially reasonable terms, provided that (a) the loan is obtained in connection with the exercise of the Option and the amount of the loan is no more than the amount necessary for Camara’s payment of income taxes and/or payroll taxes associated with such exercise, (b) the loan is not a margin loan, (c) the loan is full recourse as to Camara, and (d) the maximum aggregate loan amount collateralized by such pledged stock does not exceed 25% of the total value of the pledged stock as of the date of issuance of the loan.

11. NO REPRICING OF OPTION. Subject to Section 12, neither the Board nor the Compensation Committee will have the authority to (a) reduce the exercise price of the Option, (b) cancel the Option if it has an exercise price (per share) greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other equity awards, or (c) take any other action that is treated as a repricing under generally accepted accounting principles, in each case unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

12. CAPITALIZATION ADJUSTMENTS. In the event of a Capitalization Adjustment, the Compensation Committee shall appropriately and proportionately adjust the Milestone Prices, the class of shares and maximum number of Shares subject to the Option and the exercise price per share of the Option to avoid diminution or enlargement of the benefits of the Option. The Compensation Committee shall make such adjustments, and its determination shall be final, binding and conclusive, provided that such adjustments were made reasonably and in good faith with the intent to avoid diminution or enlargement of the benefits of the Option. Notwithstanding the foregoing, no fractional shares or rights for fractional Shares shall be created in order to implement any Capitalization Adjustment. The Compensation Committee shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

13. SECURITIES REGISTRATION. Within five business days following Stockholder Approval (as defined in the Grant Notice), the Company will file a registration statement under the Securities Act on Form S-8 for the Shares issuable under the Option to the extent permitted by Applicable Law. The Company will use its reasonable best efforts to maintain the effectiveness of such registration for so long as the Option is outstanding and held by persons for whom Form S-8 is available to register the issuance of Shares issuable under the Option.

14. ADMINISTRATION. The Compensation Committee will have the power and authority to construe and interpret the Option and to adopt such rules for the administration, interpretation and application of the

Option as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested and whether any Change in Control occurs), subject in all cases to the Compensation Committee acting reasonably and in good faith and not acting to materially adversely affect Camara’s rights under this Option except to prevent diminution or enlargement of the benefits of the Option to the extent expressly provided in this Agreement. No acceleration of vesting of any portion of the Option will be permitted on a discretionary basis without the approval of the Company’s stockholders.

15. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of the Option Agreement will be governed by the internal laws of the State of Texas.

16. RESOLUTION OF DISPUTES. Any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance, negotiation, execution, or interpretation of the Option Agreement or the Option will be resolved as set forth in section 10.8 of the Employment Agreement.

17. SEVERABILITY. If any part of the Option Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Option Agreement not declared to be unlawful or invalid. Any section of the Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18. OTHER DOCUMENTS. Camara hereby acknowledges receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, Camara acknowledges receipt of the Company’s Insider Trading Policy.

* * * *

Attachment II

NOTICE OF EXERCISE

CS Disco, Inc.

3700 N. Capital of Texas Hwy., Suite 150

Austin, Texas 78746

Date of Exercise:

This constitutes notice to CS Disco, Inc. (the “Company”) that I elect to purchase the below number of Shares by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Grant Notice or Option Agreement to which this Notice of Exercise is attached shall have the meanings set forth in the Grant Notice or Option Agreement. Use of certain payment methods is subject to Company and/or Compensation Committee consent and certain additional requirements set forth in the Option Agreement.

Type of option:		Nonstatutory
Date of Grant:		May 25, 2022
Number of Shares as to which the Option is exercised:
Certificates to be issued in name of:
Total exercise price:	$
Cash, check, bank draft or money order delivered herewith:	$
Value of Shares delivered herewith:	$
Regulation T Program (cashless exercise)	$
Value of Shares pursuant to net exercise:	$

By this exercise, I agree to (i) provide such additional documents as you may reasonably require, (ii) satisfy the tax withholding obligations, if any, relating to the exercise of this Option as set forth in the Option Agreement and (iii) comply with section 2(c) of the Option Agreement.

Very truly yours,

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
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P.O. BOX 8016, CARY, NC 27512-9903
CS Disco, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of May 23, 2022
TIME: Tuesday, July 12, 2022 11:00 a.m., Central Time PLACE: Annual meeting to be held live via the Internet Please visit www.proxydocs.com/LAW for more details
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Michael Lafair and Scott Hill (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of CS Disco, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

CS Disco, Inc.
Annual Meeting of Stockholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3
PROPOSAL
YOUR VOTE
BOARD OF
DIRECTORS
RECOMMENDS
PROPOSAL
1. To elect three Class I directors, each to hold office until the Annual Meeting of Stockholders in 2025.
1.01 Kiwi Camara
1.02 Tyson Baber
1.03 Robert P. Goodman
FOR WITHHOLD
FOR FOR FOR
2. To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
3. To approve the grant of a stock option (the “CEO Performance Award”) to Kiwi Camara, our Co-Founder and Chief Executive Officer.
4. To conduct any other business properly brought before the Annual Meeting.
FOR AGAINST ABSTAIN
FOR
FOR
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